Exhibit 4.15

Form 51-102F4 – Business Acquisition Report

Item 1              Identity of Company

1.1                               Name and Address of Company

Rusoro Mining Ltd. (the “Company”)

2164, 1055 Dunsmuir Street

Four Bentall Centre

Vancouver, BC  V7X 1B1

Tel:  (604) 632-4044

1.2                               Executive Officer

Omar Salas, Chief Financial Officer (telephone: (604) 632-4044) is knowledgeable about the significant acquisition and this Report.

Item 2              Details of Acquisition

2.1                             Nature of Business Acquired

Business Combination

Pursuant to an agreement dated October 11, 2007 between the Company and Gold Fields Netherlands Services B.V. (“GF Netherlands”), as amended by a joinder and amending agreement dated November 28, 2007 between the Company, GF Netherlands, Rusoro Mining (BVI) Ltd. (“Rusoro BVI”) and (“Venezuela Holdings (BVI) Ltd. (“VHL”) (such agreement and joinder agreement collectively the “Combination Agreement”), the Company indirectly acquired (the “Business Combination”) from GF Netherlands a 100% interest in VHL and certain other subsidiary companies of GF Netherlands (VHL and such other subsidiary companies collectively, the “Acquired Companies”), which collectively held all of the Venezuelan mining assets of GF Netherlands, including a 95% interest in the Choco 10 mine.  The total consideration consisted of U.S.$180,000,000 in cash and the issuance of 140,000,000 Common Shares.  Pursuant to the Combination Agreement, in connection with the closing of the Business Combination, among other things:

(a)                                  Rusoro BVI, which was a wholly-owned subsidiary of the Company, merged into VHL, which was a wholly-owned subsidiary of GF Netherlands, under the provisions of the Business Companies Act, (2004) of the British Virgin Islands and VHL became a wholly-owned subsidiary of the Company and owns, directly or indirectly, a 100% interest in the other Acquired Companies;

(b)                                 In connection with the merger, the Company issued an aggregate of 93,750,000 Common Shares and 93,750,000 common share purchase warrants to the former holders of ordinary shares and ordinary share purchase warrants of Rusoro BVI; and

(c)                                  GF Netherlands (i) subscribed for and was issued 140,000,000 Common Shares of the Company for an aggregate subscription price of U.S.$330,400,000 and (ii) was, in effect, paid the sum of U.S.$180,000,000 in cash.

The U.S.$180,000,000 cash portion of the transaction consideration was not paid to GF Netherlands directly by the Company or any subsidiary.  Instead, the closing steps contemplated by the Combination Agreement involved certain short term loans being made by a financial institution to each of the Company and VHL and certain other transactions and payments between the parties, which in effect resulted in GF Netherlands receiving, upon closing, the U.S.$180,000,000 amount.  Both short term loans were repaid in their entirety as part of the closing.

Upon the closing, the Company and GF Netherlands entered into a shareholder agreement dated November 30, 2007 (the “Shareholder Agreement”).  Pursuant to the Shareholder Agreement, GF Netherlands is entitled to nominate two persons to the board of directors of the Company for so long as it beneficially owns or exercises control or direction over 15% of more of the issued and outstanding Common Shares of the Company and will be entitled to nominate one person to the board of directors so long as it beneficially owns or exercises control or direction over less than 15% but not less than 10% of the issued and outstanding Common Shares of the Company.  To date, GF Netherlands has not nominated any directors of the Company.  The Shareholder Agreement also provides that GF Netherlands will not sell any of the Common Shares issued to it pursuant to the Business Combination prior to July 30, 2008 (the “First Release Date”) and, during the period between July 30, 2008 to November 29, 2008 (the “Second Release Date”), GF Netherlands will not transfer more than 50% of its Common Shares without the consent of the Company, in each case except in the following circumstances:

(a)                                  to an affiliate of Gold Fields Limited (“Gold Fields”) provided that such transferee agrees to become a party to the Shareholder Agreement;

(b)                                 pursuant to or at any time following a transaction involving a change of control of the Company including a take-over bid, merger, arrangement, amalgamation, reverse take-over or other business combination;

(c)                                  following the occurrence or an event that results in any person other than the Company or an affiliate of the Company obtaining at least a 50% interest in the assets of GF Netherlands which were transferred pursuant to the Combination Agreement;

(d)                                 following a proposal or announcement of a change of law that would have a material adverse affect on GF Netherlands ability to own the Common Shares of the Company;

(e)                                  at any time after any announcement that the securities of the Company which are then listed on a stock exchange will be delisted from any and all stock exchanges or are subject to a cease trade order lasting more than 30 days;

(f)                                    at any time after the Company ceases, either directly or indirectly through its subsidiaries, to carry on the business conducted by the Company, directly or indirectly through its subsidiaries, as at the date of the Shareholder Agreement; or

(g)                                 following the occurrence of a bankruptcy event or following the occurrence of any event of default in the terms of bank indebtedness of the Company or of any of its subsidiaries where such indebtedness exceeds $25 million.

Following the expiration of the First Release Date and the Second Release Date, so long as GF Netherlands beneficially owns 10% or more of the issued and outstanding Common Shares of the Company, if it proposes to sell any of such shares to any party other than an affiliate of Gold Fields, GF Netherlands must first provide notice to the Company of such intended sale and a minimum sale price and the Company will have the right to identify one or more purchasers for such shares at not less than such price; provided that this provision will not apply to any private sale aggregating 5% or less of the issued

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and outstanding Common Shares of the Company or sales in the market in amounts not exceeding 100,000 Common Shares per calendar week.

The Common Shares issuable to GF Netherlands pursuant to the Combination Agreement are also subject to resale restrictions applicable to control persons under applicable securities laws in Canada.

Pursuant to the Shareholder Agreement, GF Netherlands was also granted certain registration rights to require the Company to qualify a “bought deal” distribution of Common Shares held by GF Netherlands.  The Shareholder Agreement also grants GF Netherlands a piggy back qualification right to require the Company to qualify Common Shares held by GF Netherlands for distribution under certain circumstances where the Company proposes to file a preliminary prospectus in connection with an offering by the Company.

The Choco 10 Mine

The only material mineral project acquired pursuant to the Business Combination is the Choco 10 gold mine located in the southeastern part of Venezuela in the Bolivar state, approximately 15 kilometres west of the town of El Callao.  The mine is located on an exploitation project, which amalgamates the Choco 10 and Choco 4 Concessions.  Choco 10 operates under a mining lease, which is approximately 2,124 hectares.  The major industrial city of Puerto Ordaz is located 190 kilometres northwest of El Callao and is linked to the mine by paved road.  Venezuela has a good road infrastructure, although road conditions have been deteriorating during the last 15 years near the mine.  Under the terms of its exploitation certificate the Company is obligated to maintain a portion of the access road for the Choco 10 mine.

The Choco 10 mine commenced production in August, 2005.  Current operations consist of open pit mining and a processing plant comprising conventional comminution and carbon-in-pulp processing.  The Choco 10 mine uses typical open pit mining methods of drilling, blasting, loading and hauling.  Three pits are currently being operated within the Choco 10 concession, Pisolita, Rosika and Coacia.  The pits are located two to three kilometres from the main plant.

The Choco 10 mine is the subject of a technical report entitled “Technical Report on the PMG (Gold Fields) Choco 10 Concession And Mine, Estado Bolivar, Venezuela” dated November 21, 2007 prepared by Micon International Limited.  The technical report is available on the SEDAR website at www.sedar.com.

2.2                               Date of Acquisition

For accounting purposes the Business Combination was completed on November 30, 2007.

2.3                               Consideration

Details of the consideration paid to GF Netherlands in consideration for the Business Combination are disclosed in item 2.1.  Pursuant to an agreement dated October 31, 2007 (the “Underwriting Agreement”) between the Company, Rusoro BVI, Canaccord Adams Limited (“Canaccord Adams”), GMP Securities LP (“GMP”) and PI Financial Corp. (“PI”) (Canaccord Adams, GMP and PI collectively the “Underwriters”) Rusoro BVI sold, by private placement, 93,750,000 subscription receipts at a price of $2.40 per subscription receipt for gross proceeds of $225,000,000.  Pursuant to the Underwriting Agreement, the Company paid the Underwriters a commission of $13,500,000 (6% of the gross proceeds raised) in consideration for their services under the private placement.  The private placement closed on October 31, 2007 and the gross proceeds of the private placement were placed into escrow and were released from escrow on November 30, 2007, at which time the subscription receipts were automatically exchanged for units of Rusoro BVI, each unit consisting of one ordinary share of Rusoro BVI and one ordinary share purchase warrant of Rusoro BVI.  The ordinary shares and share purchase warrants of

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Rusoro BVI were then exchanged for common shares and common share purchase warrants of the Company on a one for one basis as described in item 2.1.

2.4                               Effect on Financial Position

The Company continues to review further opportunities for future growth through acquisitions.  However, the Company has no plans or proposals for material changes in its business or affairs or those of the Acquired Companies which may have a significant effect on the results of the operations and financial position of the Company on a consolidated basis.

2.5                               Prior Valuations

Not applicable

2.6                               Parties to Transaction

The transactions between the Company and GF Netherlands were at an arm’s length. The transactions described herein are not with an informed person, associate or affiliate of the Company.

2.7                               Date of Report

February 13, 2008

Item 3              Financial Statements

The following financial statements attached as Schedule “A” hereto are included in this Business Acquisition Report:

a.                                       Unaudited pro forma condensed consolidated financial statements of Rusoro Mining Ltd. as at September 30, 2007;

b.                                      Unaudited combined financial statements of Promotora Minera de Guayana P.M.G., S.A and its related companies (which includes all of the Acquired Companies) for the nine month period ended September 30, 2007; and

c.                                       Audited combined financial statements of Promotora Minera de Guayana P.M.G., S.A and its related companies (which includes all of the Acquired Companies) for the year ended December 31, 2006.

The auditors have not given their consent to the inclusion of their audit in this Report

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Schedule A

Unaudited pro forma condensed consolidated financial statements of

Rusoro Mining Ltd.

(a development stage company)

Rusoro Mining Ltd.

(a development stage company)

Pro forma condensed consolidated balance sheet

as at September 30, 2007

(Unaudited)

(Expressed in thousands of United States dollars)

		Promotora
		Minera
		de Guayana
	Rusoro	and related	Note		Pro forma	Pro forma
	Mining Ltd.	companies	6		adjustments	consolidated
	$	$			$	$
Assets
Current assets
Cash and cash equivalents	45,471	808	(a	)	(180,000)	77,779
			(b	)	211,500
Marketable securities	246	—			—	246
Inventories	97	6,480			—	6,577
Accounts receivable and other	278	5,757			—	6,035
Loans and other receivables	607	—			—	607
Prepaid expenses and deposits	806	1,781			—	2,587
	47,505	14,826			31,500	93,831

Plant and equipment	4,787	19,315			—	24,102
Long-term investments	73	—			—	73
Mineral properties	102,443	24,966	(a	)	894,342	1,021,751
Future income taxes	—	6,206			—	6,206
Other non-current assets	—	44			—	44
	154,808	65,357			925,842	1,146,007

Liabilities
Current liabilities
Accounts payable and accrued liabilities	3,390	9,879	(a	)	13,000	26,269
Loan payable	2,500	699			—	3,199
Accounts payable to shareholders and related companies	—	113,576			—	113,576
Other liabilities	117	9,784			—	9,901
	6,007	133,938			13,000	152,945

Asset retirement obligations and other liabilities	334	5,285			—	5,619
Future income taxes	—	—	(a	)	304,076	304,076
	6,341	139,223			317,076	462,640

Shareholders’ equity
Share capital	198,238	27	(a	)	323,400	733,138
			(a	)	(27)
			(b	)	211,500
Contributed surplus	32,421	8,697	(a	)	(8,697)	32,421
Deficit	(82,303)	(131,067)	(a	)	131,067	(82,303)
Comprehensive income	111	48,477	(a	)	(48,477)	111
	148,467	(73,866)			608,766	683,367
	154,808	65,357			925,842	1,146,007

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

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Rusoro Mining Ltd.

(a development stage company)

Pro forma condensed consolidated statement of operations

nine months ended September 30, 2007

(Unaudited)

(Expressed in thousands of United States dollars, except per share amounts)

		Promotora
		Minera
		de Guayana
	Rusoro	and related	Mena	Note		Pro forma	Pro forma
	Mining Ltd.	companies	Resources Inc.	6		adjustments	consolidated
	$	$	$			$	$
			(Period from
			January 1, 2007
			to March 5, 2007)
			(Schedule 1)

Revenue	—	13,628	—			—	13,628
Cost of sales	—	(11,579)	—	(c	)	(20,086)	(31,665)

Earnings (loss) from mine operations	—	2,049	—			(20,086)	(18,037)
General and administration	16,536	7,643	93			—	24,272
Exploration	—	—	45			—	45

Loss from operations	(16,536)	(5,594)	(138)			(20,086)	(42,354)

Other income (expense)
Interest (expense) income	—	(889)	1			—	(888)
Other income (expense)	1,655	(186)	—			—	1,469
Foreign exchange (loss) gain	(4,383)	(56,366)	3			—	(60,746)

Loss before income taxes	(19,264)	(63,035)	(134)			(20,086)	(102,519)
Income tax recovery	—	2,212	—	(c	)	6,829	9,041
Net loss	(19,264)	(60,823)	(134)			(13,257)	(93,478)

Net loss per share (Note 7)
Basic and diluted							(0.32)

Weighted average number of common shares outstanding (000’s) (Note 7)
Basic and diluted							293,501

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

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Rusoro Mining Ltd.

(a development stage company)

Pro forma condensed consolidated statement of operations

year ended December 31, 2006

(Unaudited)

(Expressed in thousands of United States dollars, except per share amounts)

		Promotora
		Minera
		de Guayana
	Rusoro	and related	Mena	Note		Pro forma	Pro forma
	Mining Ltd.	companies	Resources Inc.	6		adjustments	consolidated
	$	$	$			$	$
			(Schedule 2)

Revenue	—	36,826	—			—	36,826
Cost of sales	—	(20,279)	—	(c	)	(41,400)	(61,679)

Earnings (loss) from mine operations	—	16,547	—			(41,400)	(24,853)
General and administration	13,834	13,593	833			—	28,260
Exploration	10,293	678	2,291	(d	)	(1,986)	10,598
				(e	)	(678)

(Loss) earnings from operations	(24,127)	2,276	(3,124)			(38,736)	(63,711)

Other income (expense)
Interest (expense) income	(8,237)	—	10			—	(8,227)
Other income	407	(3,450)	221	(f	)	4,758	1,936
Foreign exchange (loss) gain	(4,033)	(34,715)	26			—	(38,722)

Loss before income taxes	(35,990)	(35,889)	(2,867)			(33,978)	(108,724)
Income tax expense (recovery)	—	2,503	—	(c	)	(13,974)	(11,471)

Net loss from continuing operations	(35,990)	(38,392)	(2,867)			(20,004)	(97,253)
Net loss from discontinued operations	(1,507)	—	—			—	(1,507)
Net loss	(37,497)	(38,392)	(2,867)			(20,004)	(98,760)

Net loss per share (Note 7)
Basic and diluted							(0.52)

Weighted average number of common shares outstanding (000’s) (Note 7)
Basic and diluted							190,034

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

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Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

1.	Basis of presentation

These unaudited pro forma condensed consolidated financial statements have been prepared in connection with the acquisition of the Venezuelan assets of Gold Fields Limited by Rusoro Mining Ltd. (the “Company” or “Rusoro”) under a combination agreement between Rusoro and Gold Fields Netherlands Services BV (“Gold Fields”). The entity has continued operations under the name “Rusoro Mining Ltd.”

The unaudited pro forma condensed consolidated balance sheet of Rusoro Mining Ltd. as at September 30, 2007 and unaudited pro forma condensed consolidated statements of operations for the nine month period ended September 30, 2007 and for the year ended December 31, 2006 have been prepared by management, in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), for illustrative purposes only, to give effect to the business combination between Rusoro and Gold Fields. These pro forma condensed consolidated financial statements include and have been compiled from:

	(a)	A pro forma condensed consolidated balance sheet combining:

		(i)	the unaudited interim consolidated balance sheet of Rusoro as at September 30, 2007; and

		(ii)	the unaudited interim combined balance sheet of Promotora Minera de Guayana P.M.G., S.A. and its related companies (“PMG”) as at September 30, 2007.

	(b)	A pro forma condensed consolidated statement of operations for the nine months ended September 30, 2007 combining:

		(i)	the unaudited interim consolidated statement of operations of Rusoro for the nine months ended September 30, 2007;

		(ii)	the unaudited interim combined statement of operations of PMG for the nine months ended September 30, 2007; and

		(iii)	the unaudited consolidated statement of operations of Mena Resources Inc. (“Mena”) for the period from January 1, 2007 to March 5, 2007, the date of acquisition by Rusoro (Schedule 1).

	(c)	A pro forma condensed consolidated statement of operations for the year ended December 31, 2006 combining:

		(i)	the audited consolidated statement of operations of Rusoro for the year ended December 31, 2006;

		(ii)	the audited combined statement of operations of PMG for the year ended December 31, 2006; and

(iii)

the unaudited consolidated statement of operations of Mena for the nine month period ended December 31, 2006 plus the audited consolidated statement of operations of Mena for the year ended March 31, 2006 less the unaudited consolidated statement of operations of Mena for the nine month period ended December 31, 2005 (Schedule 2).

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Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

1.	Basis of presentation (continued)

The pro forma condensed consolidated balance sheet as at September 30, 2007 has been prepared as if the transaction described in Note 4 had occurred on September 30, 2007. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 have been prepared as if the transactions described in Notes 4 and 5 had occurred on January 1, 2006.

It is management’s opinion that these pro forma condensed consolidated financial statements present in all material respects, the transactions described in Notes 4 and 5, in accordance with Canadian GAAP. The accounting policies used in the preparation of these statements are consistent with Rusoro’s accounting policies for the year ended December 31, 2006, with the exception of the adoption of CICA Section 1530, Comprehensive Income, CICA Section 3855, Financial Instruments - Recognition and Measurement, CICA Section 3861, Financial Instruments — Disclosure and Presentation and CICA Section 3865, Hedges, which were adopted by Rusoro retroactively without restatement effective January 1, 2007 as described in Note 3 to the Company’s unaudited interim consolidated financial statements for the three and nine months ended September 30, 2007.

The pro forma condensed consolidated financial statements are not intended to reflect the results of operations or the financial position of Rusoro which would have actually resulted had the transactions been effected on the dates indicated. Actual amounts recorded upon consummation of the agreements will likely differ from those recorded in the unaudited pro forma condensed consolidated financial statement information. Any potential synergies that may be realized and integration costs that may be incurred upon consummation of the transactions have been excluded from the unaudited pro forma financial statement information. Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

Certain elements of the Rusoro, PMG and Mena consolidated financial statements have been reclassified to provide a consistent format. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements, and notes thereto, of Rusoro, PMG and Mena.

2.	Conversion of historical financial statements to U.S. dollars

	Conversion of the financial statements of Mena

The unaudited pro forma condensed consolidated financial statements are presented in U.S. dollars and, accordingly, Mena’s consolidated statements of operations were converted from Canadian dollars to U.S. dollars at the respective average exchange rates.

	The exchange rates used for conversion from Canadian dollars to U.S. dollars are as follows:

		$
	Average for the period from January 1, 2007 to March 5, 2007	0.8528
	Average for the year ended December 31, 2006	0.8821

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Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

3.	Significant accounting policies

The accounting policies used in the preparation of these unaudited pro forma condensed consolidated financial statements are those set out in Rusoro’s audited consolidated financial statements for the period ended December 31, 2006, with the exception of the adoption of CICA Section 1530, Comprehensive Income, CICA Section 3855, Financial Instruments - Recognition and Measurement, CICA Section 3861, Financial Instruments – Disclosure and Presentation and CICA Section 3865, Hedges, which were adopted by Rusoro without restatement effective January 1, 2007 as described in Note 3 to the Company’s unaudited interim consolidated financial statements for the three and nine months ended September 30, 2007. In preparing the unaudited pro forma condensed consolidated financial statements, a review was undertaken to identify accounting policy differences where the impact was material and could be reasonably estimated. The significant accounting policies of PMG and Mena conform in all material respects to those of Rusoro with the exception that PMG expenses to the statement of operations exploration and evaluation costs related to mineral properties where the existence of a commercially viable mineral deposit has not been established whereas Rusoro capitalizes all exploration and evaluation costs until such time as the properties are placed into production, abandoned, sold or considered to be impaired in value. The impact of this difference in accounting policy was $Nil for the nine months ended September 30, 2007 and the year ended December 31, 2006.

4.	Acquisition of the Venezuelan assets of Gold Fields Limited

On October 11, 2007, Rusoro and Gold Fields announced they had entered into a definitive agreement whereby Rusoro would acquire the Venezuelan assets of Gold Fields Limited consisting primarily of Promotora Minera de Guayana P.M.G., S.A., which owns the Choco 10 Gold Mine in Bolivar State, Venezuela, and a number of mineral exploration properties. The transaction closed on November 30, 2007.

The cost of the acquisition includes the fair value of the issuance of 140,000,000 Rusoro common shares with a fair value of $2.31 (Cdn$2.31) per share, $180,000 in cash plus Rusoro’s estimated transaction costs of $13,000 for a total cost of $516,400.

The value of the Rusoro common shares issued was calculated using the average share price of Rusoro’s shares three days before, the day of, and three days after the date of the announcement of the arrangement.

In the preparation of these pro forma condensed consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of the assets acquired and liabilities assumed based on management’s best estimates and taking into account all available information at the time the statements were prepared. Rusoro will continue to review information and perform further analysis with respect to these assets, including an independent valuation, prior to finalizing the allocation of the purchase price. This process will be performed in accordance with the accounting pronouncement relating to Mining Assets - Impairment and Business Combination (Emerging Issue Committee Abstract 152). On completion of valuations, with a corresponding adjustment to the historic carrying amounts of mining properties and plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in the consolidated statements of operations of Rusoro for periods after the date of acquisition. Therefore, it is likely that the fair values of assets and liabilities acquired and the associated amortization will vary from those shown and the differences may be material.

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Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

4.	Acquisition of the Venezuelan assets of Gold Fields Limited (continued)

Future income tax liability resulting from the preliminary allocation of the purchase consideration has been calculated using the statutory corporate tax rate in Venezuela of approximately 34 percent. Tax rates for mining companies vary according to profitability and tax treatment election; as a result, the effective tax rate over the life-of-mine may vary substantially from the statutory rate upon completion of the final allocation.

The preliminary allocation of purchase price, summarized in the table below, is subject to change:

$
Cost of purchase
140 million common shares of Rusoro	323,400
Cash	180,000
Acquisition costs	13,000
516,400

Allocation of purchase price to assets:
Cash and cash equivalents	808
Inventories	6,480
Accounts receivable and other	5,757
Prepaid expenses	1,781
Plant and equipment	19,315
Mineral properties	919,308
Future income tax assets	6,206
Other non-current assets	44
Accounts payable and accrued liabilities	(9,879)
Accounts payable to shareholders and related companies	(113,576)
Other current liabilities	(10,483)
Asset retirement obligations and other liabilities	(5,285)
Future income tax liabilities	(304,076)
516,400

5.	Acquisition of Mena

On March 5, 2007, the Company acquired all of the issued and outstanding securities of Mena by issuing 1 common share for every 1.7 issued and outstanding common share of Mena. Mena owns mineral exploration projects in Venezuela, Honduras and Chile. As a result of the transaction, Mena became a wholly-owned subsidiary of the Company.

The cost of this acquisition includes the fair value of the issuance of 31,424,255 Rusoro common shares with a fair value of $3.45 per share. In addition, share purchase warrants and incentive stock options which were outstanding in Mena were converted into 9,580,912 warrants and 744,118 options in the Company with a fair value of $15,666 for total cost of $123,952.

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Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

5.	Acquisition of Mena (continued)

The value of the issuance of Rusoro shares was calculated using the average share price of Rusoro shares three days before, the day of, and three days after the date of the announcement of the acquisition. The following assumptions were used for the Black-Scholes option pricing model for the fair valuation of the stock options and warrants:

Risk-free interest rate	3.88%
Expected volatility	62%
Expected life	2 - 5 years
Dividend rate	Nil

The preliminary allocation of purchase price, summarized in the table below, is subject to change:

$
Cost of purchase
31.4 million common shares of Rusoro	108,286
Options and warrants of Rusoro	15,666
123,952

Allocation of purchase price to assets
Cash	57,710
Other assets	249
Mineral properties	66,025
Liabilities	(32)
123,952

6.	Pro forma assumptions and adjustments

Pro forma adjustments to consolidated balance sheet

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments as if the business combination between Rusoro and Gold Fields had occurred on September 30, 2007:

(a) To record the acquisition of PMG at a purchase price of $516,400 and the elimination of the shareholders’ equity of PMG.

(b)

To record the issuance of 93,750,000 subscription receipts at Cdn$2.40 per receipt for gross proceeds of Cdn$225,000 less commission of Cdn$13,500 for net proceeds of Cdn$211,500 ($211,500).  Each subscription receipt is exchangeable for one Rusoro common share and one Rusoro share purchase warrant. For the purposes of these pro forma condensed consolidated financial statements the entire proceeds of the subscription receipts has been allocated to share capital.

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Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

6.	Pro forma assumptions and adjustments (continued)

Pro forma adjustments to consolidated statements of operations

The unaudited pro forma condensed consolidated statements of operations for the nine month period ended September 30, 2007 and the year ended December 31, 2006 reflect the following adjustments as if the transactions between Rusoro, Gold Fields and Mena had occurred on January 1, 2006:

	(c)	To record additional amortization expense resulting from the adjustments to asset carrying values in the preliminary purchase allocation relating to the PMG assets.

	(d)	To reverse the write-down of Chilean and Honduran mineral properties of Mena as these items would have been recorded at fair value on acquisition by Rusoro.

	(e)	To reverse the write-down of capitalized feasibility and development costs by PMG as these items would have been recorded at fair value on acquisition by Rusoro.

	(f)	To reverse the write-down of related company amounts by PMG as these items would have been recorded at fair value on acquisition by Rusoro.

7.	Pro forma weighted average number of shares

The weighted average shares outstanding have been adjusted to reflect the additional shares resulting from transactions described in Notes 4 and 5 effective January 1, 2006.

	Nine months
	ended	Year ended
	September 30	December 31,
	2007	2006

Weighted average number of Rusoro shares outstanding	147,991,360	18,609,760
Adjustment to reflect the acquisition of the Venezuelan assets of Gold Fields	140,000,000	140,000,000
Adjustment to reflect the acquisition of Mena	5,510,006	31,424,255
Weighted average number of shares outstanding after acquisitions (basic and diluted)	293,501,366	190,034,015

9

Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

8.             Differences in generally accepted accounting principles between Canada and the United States of America

A reconciliation of the pro forma condensed consolidated balance sheet determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

September 30, 2007

	Pro forma
	consolidated			Pro forma
	Canadian		US GAAP	consolidated
	GAAP		adjustments	US GAAP
	$		$	$
Assets
Current assets
Cash and cash equivalents	77,779		—	77,779
Marketable securities	246		—	246
Inventories	6,577		—	6,577
Accounts receivable and other	6,035		—	6,035
Loans and other receivables	607		—	607
Prepaid expenses and deposits	2,587		—	2,587
Total current assets	93,831		—	93,831

Plant and equipment	24,102		—	24,102
Long-term investments	73		—	73
Mineral properties	1,021,751	(a)	(35,998)	985,753
Future income taxes	6,206		—	6,206
Other non-current assets	44		—	44
Total assets	1,146,007		(35,998)	1,110,009

Liabilities
Current liabilities
Accounts payable and accrued liabilities	26,269		—	26,269
Loan payable	3,199		—	3,199
Accounts payable to shareholders and related companies	113,576		—	113,576
Other liabilities	9,901		—	9,901
Total current liabilities	152,945		—	152,945

Asset retirement obligations and other liabilities	5,619		—	5,619
Future income taxes	304,076		—	304,076
Total liabilities	462,640		—	462,640

Shareholders’ equity
Share capital	733,138		—	733,138
Contributed surplus	32,421		—	32,421
Accumulated deficit	(82,303	)(a)	(35,998)	(118,301)
Comprehensive income	111		—	111
Total shareholders’ equity	683,367		(35,998)	647,369
Total shareholders’ equity and liabilities	1,146,007		(35,998)	1,110,009

10

Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

8.                                      Differences in generally accepted accounting principles between Canada and the United States of America (continued)

A reconciliation of the pro forma condensed consolidated statements of operations determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

Pro forma condensed statements of operations

	Pro forma	Pro forma
	consolidated	consolidated
	9 months ended	Year ended
	September 30, 2007	December 31, 2006
	$	$
	(Unaudited)	(Unaudited)

Net loss under Canadian GAAP	(93,478)	(98,760)
Deferred exploration and stripping expense (a),(b)	(13,091)	(3,022)
Net loss under US GAAP	(106,569)	(101,782)

Basic and diluted net loss per share under US GAAP	(0.36)	(0.54)

Differences between Canadian and US GAAP as they affect the pro forma financial statements are as follows:

(a)           Development expenditures applicable to mineral properties

Under Canadian GAAP, exploration costs are capitalized to the property until such time as the properties are placed into production, abandoned, sold or considered impaired in value. Under US GAAP, exploration costs incurred until the completion of a final feasibility study on the property are charged to operations.

As at September 30, 2007, $35,998 of exploration costs were included in mineral properties for Canadian GAAP. This has been charged to accumulated deficit under US GAAP. For the nine month period ended September 30, 2007, $12,958 of pre-feasibility exploration costs were capitalized and for the year ended December 31, 2006, $19,209 of exploration costs were capitalized and $10,293 was written off. For US GAAP, the exploration costs have been charged to the statements of operations and the write-offs against previously capitalized exploration costs were reversed, net of tax.

(b)           Deferred stripping costs

Under US GAAP, Emerging Issue Task Force (“EITF”) 04-06, Accounting for Stripping Costs Incurred during Production in the Mining Industry, all stripping costs must be charged to the statement of operations in the period in which they are incurred. Under Canadian GAAP, Emerging Issues Committee (“EIC”) EIC-160, Stripping Costs Incurred in the Production Phase of a Mining Operation, stripping costs are capitalized.

As at September 30, 2007 and for the nine month period ended then ended, $2,151 of deferred stripping costs had been capitalized under Canadian GAAP. For US GAAP, they have been charged to the statement of operations.

11

Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

8.                                      Differences in generally accepted accounting principles between Canada and the United States of America (continued)

(c)           Accounting for uncertainty in income taxes

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes–an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

The companies included in the pro forma financial statements (“Companies”) adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), on January 1, 2007. There was no effect on the Companies’ cumulative retained earnings as of January 1, 2007, as a result of the adoption of FIN 48. As of the date of adoption, there were no unrecognized tax benefits. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the Companies recognize in their combined financial statements, only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position. As a result of the implementation of FIN 48, the Companies performed a comprehensive review of their material tax positions. Based on this review the provisions of FIN 48 had no effect on the Companies’ financial position, cash flows or results of operations at either January 1, 2007 or September 30, 2007.

The Companies recognize interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying combined statement of loss. Accrued interest and penalties are included within the related tax liability line in the combined balance sheet. There were no interest or penalties recognized in the statement of loss or included in the statement of financial position for the nine months ended September 30, 2007.

There is no balance of unrecognized tax benefits at September 30, 2007 that, if recognized, would affect the effective tax rate. Also, there is no balance of unrecognized tax benefits at September 30, 2007 that, if recognized, would result in an adjustment to goodwill recorded in purchase business combinations, and if recognized, would result in adjustments to other tax accounts, primarily deferred taxes.

The Companies are subject to taxation in Venezuela and Canada. The Companies’ tax years 2001 through 2007 are subject to examination by the Canadian tax authorities. The Companies’ tax years 2004 through 2007 are subject to examination by the Venezuelan tax authorities.

(d)          Recently issued accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This statement defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Companies expect that adoption of SFAS 157 will not have a material effect on their financial condition or results of operation.

12

Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

8.                                      Differences in generally accepted accounting principles between Canada and the United States of America (continued)

(d)          Recently issued accounting pronouncements (continued)

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Liabilities - Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure certain financial assets and liabilities at fair value (the “fair value option”). Unrealized gains and losses, arising subsequent to adoption, are reported in earnings. The Companies are required to adopt SFAS 159 in the first quarter of 2008. The Companies are currently evaluating the impact, if any, that the implementation SFAS 159 will have on the Companies’ results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The Companies are currently evaluating the potential impact, if any, of the adoption of SFAS 141(R) on their combined financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Companies are currently evaluating the potential impact, if any, of the adoption of SFAS 160 on their combined financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This statement requires enhanced disclosures about an entity’s derivative and hedging activities and how derivatives and hedging activities affect a company’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Companies are assessing the impact of the new standard.

13

Rusoro Mining Ltd.

(a development stage company)

Notes to the pro forma condensed consolidated financial statements

(Unaudited)

(Expressed in thousands of United States dollars, except as noted and share and per share amounts)

8.                                      Differences in generally accepted accounting principles between Canada and the United States of America (continued)

(d)          Recently issued accounting pronouncements (continued)

The recent SEC and FASB interpretations relate to FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and Emerging Issue Task Force (“EITF”) EITF 00-19, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Companies’ Own Stock. In late June 2008, FASB released EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which provides further guidance on the accounting treatment for certain equity instruments with elements of foreign currency risk.

EITF 07-5 is effective for interim and annual financial statements related to fiscal years beginning after December 15, 2008, and earlier adoption is not permitted. The Companies are assessing the impact of the new standard.

14

Rusoro Mining Ltd.	Schedule 1
(a development stage company)
Pro forma condensed consolidated financial statements
Statement of operations of Mena Resources Inc.
period from January 1, 2007 to March 5, 2007
(Unaudited)
(expressed in thousands of dollars)

	Period from		Period from
	January 1,		January 1,
	2007 to		2007 to
	to March 5,	Exchange	to March 5,
	2007	rate	2007
	Cdn$	US$	US$
		(Note 2)

Revenue	—	0.8528	—
Cost of sales	—	0.8528	—

Earnings from mine operations	—		—
General and administration	109	0.8528	93
Exploration	53	0.8528	45

Loss from operations	(162)		(138)

Other income
Interest income	1	0.8528	1
Foreign exchange gain	3	0.8528	3
Net loss	(158)		(134)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

15

Rusoro Mining Ltd.	Schedule 2
(a development stage company)
Pro forma condensed consolidated financial statements
Statement of operations of Mena Resources Inc.
12 months ended December 31, 2006
(Unaudited)
(expressed in thousands of dollars)

	Nine months		Nine months	12 months		12 months
	ended	Year ended	ended	ended		ended
	December 31,	March 31,	December 31,	December 31,	Exchange	December 31,
	2005	2006	2006	2006	rate	2006
	Cdn$	Cdn$	Cdn$	Cdn$	(Note 2)	$
	A	B	C	D=B+C-A

Revenue	—	—	—	—	0.8821	—
Cost of sales	—	—	—	—	0.8821	—

Earnings from mine operations	—	—	—	—		—
General and administration	381	627	698	944	0.8821	833
Exploration	261	327	2,531	2,597	0.8821	2,291

Loss from operations	(642)	(954)	(3,229)	(3,541)		(3,124)

Other income (expense)
Interest income	—	1	10	11	0.8821	10
Other income	191	191	250	250	0.8821	221
Foreign exchange (loss) gain	(2)	(14)	42	30	0.8821	26
Net loss	(453)	(776)	(2,927)	(3,250)		(2,867)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

16

Promotora Minera de Guayana

P.M.G., S.A. and its Related
Companies

Report of Independent Accountants and

Combined Financial Statements in U.S.

Dollars, Prepared in Accordance with

Generally Accepted Accounting Principles

in Canada

September 30, 2007

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Interim Balance Sheet

September 30, 2007 and December 31, 2006

Unaudited

(Thousands of U.S. dollars)	2007	2006

Assets
Current assets
Cash and cash equivalents	808	6,490
Trade and other receivables (Note 3)	5,757	6,663
Inventories (Note 4)	6,480	5,464
Prepaid expenses (Note 5)	1,781	397
Total current assets	14,826	19,014
Non-current assets
Property, plant and equipment, net (Note 6)	44,281	56,255
Future income tax assets (Note 10)	6,206	5,986
Other	44	167
Total assets	65,357	81,422

Liabilities
Current liabilities
Bank loans (Note 9)	699	—
Trade and other payables (Note 7)	117,362	109,423
Provisions for other liabilities and charges (Note 8)	6,093	3,869
Other liabilities	9,526	2,434
Current income tax liabilities (Notes 10)	258	944
Total-current liabilities	133,938	116,670
Non-current liabilities
Accrual for employee termination benefits, (Note 2-r)	467	249
Provision for restoration and rehabilitation liabilities (Notes 18 and 2-t)	4,818	3,793
Total liabilities	139,223	120,712

Shareholder’s Deficit
Share capital (Note 12)	27	27
Contributed Surplus - Share premiums	8,697	8,841
Cumulative translation adjustment (Note 2-c)	48,477	22,086
Legal reserve	160	160
Accumulated loss	(131,227)	(70,404)
Total shareholder’s deficit	(73,866)	(39,290)

Total shareholder’s deficit and liabilities	65,357	81,422

Going Concern (Note 2-a)
Contingent Liability (Note 15)

The accompanying notes are an integral part of the financial statements

1

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined interim Statement of Loss and Comprehensive Loss

For the nine month period ended September 30, 2007 and 2006

Unaudited

(Thousands of U.S. dollars)	2007	2006

Revenue, net (Note 2-u)	13,628	27,729
Cost of goods sold (Note 11)	(11,579)	(21,370)
Gross profit	2,049	6,359
Administrative expenses (Note 11)	(7,643)	(5,483)
Feasibility and development costs (Note 11)	—	(715)
Allowance for intercompany receivables (Note 11)	—	(11,979)
Other gains/(losses), net (Note 11)	(186)	317
Loss before de undernoted	(5,780)	(11,501)
Interest income (expense)	(889)	426
Foreign exchange loss, net (Note 14)	(56,366)	(11,349)
	(57,255)	(10,923)
Loss before income tax	(63,035)	(22,424)
Income tax recovery (expense) (Note 10)	2,212	(3,726)
Net loss and Comprehensive loss for the year	(60,823)	(26,150)

The accompanying notes are an integral part of the financial statements

2

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Interim Statement of changes in Shareholder’s Deficit

For the nine month period ended September 30, 2007 and 2006

Unaudited

		Contributed
		Surplus	Cumulative
	Share	Share	translation	Legal	Accumulated
(Thousands of U.S. dollars)	capital	Premiun	adjustment	reserve	loss	Total

Balances at December 31, 2005 (unaudited)	27	7,711	9,547	—	(31,852)	(14,567)
Share premium capital	—	1,318	—	—	—	1.318
Currency translation adjustments	—	—	3,296	—	—	3,296
Net loss for 2006	—	—	—	—	(26,150)	(26,150)
Balances at September 30, 2006	27	9,029	12,843	—	(58,002)	(36,103)
Balances at December 31, 2006	27	8,841	22,086	160	(70,404)	(39,290)
Share premium capita	—	(144)	—	—	—	(144)
Currency translation adjustments	—	—	26,391	—	—	26,391
Net loss for 2007	—	—	—	—	(60,823)	(60,823)
Balances at September 30, 2007	27	8,697	48,477	160	(131,227)	(73,866)

The accompanying notes are an integral part of the financial statements

3

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Interim Statement of Cash Flows

For the nine month period ended September 30, 2007 and 2006

Unaudited

(Thousands of U.S. dollars)	2007	2006

Cash flows from operating activities
Net loss	(60,823)	(26,150)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Provision for restoration and rehabilitation liabilities	(1,091)	2,202
Future income tax	(2,144)	2,345
Amortization and Depreciation	1,349	2,303
Foreign exchange losses	56,366	11,349
Net changes in operating assets and liabilities
Accounts receivable	(546)	5,140
Inventories	(2,772)	(1,907)
Prepaid expenses, advances to suppliers and other assets	(1,512)	(220)
Trade accounts payable	2,059	18,051
Current income tax liabilities	(383)	1,073
Employee termination benefits, net	298	89
Other assets	69	(61)
Accrued liabilities, other liabilities and personnel benefits and other	12,825	7,280
Net cash provided by operating activities	3,695	21,494
Net cash used in investing activities
Additions to property, plant and equipment, net	(7,404)	(12.281)
Net cash used in financial activities
Bank loans	699	—
Contributions for future capital increases	(144)	1,318
Net cash provided by financial activities	555	1,318
Effect of exchange rate changes on cash and cash equivalents	(2,086)	(71)
Currency translation adjustment in cash	(442)	218
Cash and cash equivalents
Increase (decrease) for the year	(5,682)	10,678
Balance at the beginning of the year	6,490	1,024
Balance at the end of the year	808	11,702
Supplementary information
Income taxes paid	1,671	—

The accompanying notes are an integral part of the financial statements

4

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

1.                            Incorporation and Activities

These combined financial statements have been prepared in connection with the acquisition by Rusoro Mining (BVI) Ltd of 100% interest in the following entities:

Carisma Corporation A.V.V., which owns Asterville International A.V.V., Promotora Minera de Venezuela, S.A. (PROMIVEN), Promotora Minera de Guayana P.M.G., S.A. (PMG), Inversiones Anseg, C.A.

Vicenza Corporation A.V.V.,

Right Angle Corporation A.V.V., which owns Corporación Minera ECH 1, C.A., Corporación Minera ECH 2, C.A., Corporación Minera ECH 3, C.A., Corporación Minera ECH 4, C.A., Corporación Minera ECH 5, C.A.,

International Gold and Silver B.V (“IGS”),

El Callao Holdings A.V.V., which owns Triway Corporation A.V.V., Helvetia Corporation A.V.V., Valet Corporation A.V.V.; and operates in Venezuela through the following subsidiaries: Corporación Aurífera de El Callao, C. A. (CORALCA), Corporación Minera Choco 9, C. A., Proyectos Mineros del Sur, PROMINSUR, C.A. and El Callao Holdings, C.A.

The combined entities will be referred to as the “Group” in these financial statements.

Carisma Corporation A.V.V.  (“CARISMA”), was incorporated in Aruba as an Aruban exempt corporation on June 13, 2002 and has its statutory seat in Aruba.  CARISMA was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Asterville International A.V.V.  (“Asterville”) is a subsidiary of CARISMA and was incorporated in Aruba as an Aruban exempt corporation on May 19, 1993 and has its statutory seat in Aruba.  Asterville was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Inversiones Anseg, C.A. is a subsidiary of Asterville and was incorporated in Venezuela on May 10th 1993.  Its main purpose is to deal with real state; its main asset is the corporate office where the Group maintains its head quarters in Venezuela.

Promotora Minera de Venezuela, S.A. (“PROMIVEN”), is a subsidiary of CARISMA.  PROMIVEN was incorporated in Venezuela on January 13, 1987.  PROMIVEN business objectives are to explore and develop, economically exploitable mineral deposits; to negotiate mining rights from Venezuelan government or third parties, in any of the legal forms in force, to provide the necessary information to allow promoting or directly exploring, exploiting, treating, processing, industrializing and trading mineral raw material and its byproducts; to contract and supply engineering, administrative, general and financing consulting service; and to acquire, subscribe, sell and trade any class of shares, any type of participation in companies dedicated to the business of producing mineral raw material and its byproducts.

5

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Promotora Minera de Guayana P.M.G., S.A. (“PMG”), is a subsidiary of PROMIVEN and was incorporated in Venezuela on May 10, 1988.  PMG business objectives are to carry out mining activities including exploration, evaluation, development, production, transportation and to sell ore resources, mainly gold.  PMG entered into a two lease agreements with Corporacion Venezolana de Guayana (CVG), in respect to the concessions named Chocó 4 and Chocó 10, located in the town of El Callao, Bolivar State, Bolivarian Republic of Venezuela; these agreements provided PMG with the rights to explore and exploit multiples ore in these areas.  These agreements also granted PMG the right to carry out exploration activities and subsequent exploitation of multiple ore targets, including alluvium and vein Gold in the Bochinche 1 and Bochinche 2 Concessions, located within the Sifontes Municipality in the Bolivar State.

In addition PMG holds a mining contract granted by CVG over the area of Bochinche Zero; also located within the Sifontes municipality in the Bolivar State.

PMG is a 95% owned subsidiary by PROMIVEN and, 5% owned by C.V.G. Ferrominera Orinoco, C.A. (FMO), which is owned by CVG (Note 12).

In November 2005, as per Resolutions No. 047-2005 and DM-046-2005 published in the Official Gazette No.  38,304, the Ministry of Basic Industries and Mining (MIBAM) (formerly know as Ministry of Energy and Mines) approved, the feasibility study for the exploitation of two-thousand one-hundred twenty-four hectares and five-thousand three hundred square meters (2,124.5300 ha.) of the Chocó 10 Concession, and one-thousand four-hundred fifty-eight hectares with one-thousand two-hundred square meters (1,458,1200 ha.) of the Chocó 4 Concession.  The Company received from MIBAM the permits to exploit and develop the areas under these concessions.

PMG started operations in August 2005.  PMG has a mill crusher plant and gold ore dilution facility, as well as other structures required for the exploitation and purification of mined gold.

Vicenza Corporation A.V.V.  was incorporated in Aruba as an Aruban exempt corporation on March 6, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Right Angle Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on August 4, 1988 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Right Angle Corporation A.V.V., wholly owns Corporación Minera ECH 1, C.A., Corporación Minera ECH 2, C.A., Corporación Minera ECH 3, C.A., Corporación Minera ECH 4, C.A., which were incorporated in the Bolivarian Republic of Venezuela on May 24, 2004 and Corporación Minera ECH 5, C.A., incorporated in the Bolivarian Republic of Venezuela on September de 2004.  The main purpose these companies are to of explore and identify economically exploitable mineral deposits for further development.

6

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Corporación Minera ECH 1, C.A., and Corporación Minera ECH 2, C.A., are awaiting the necessary permissions for exploitation of mines, according to the request sent to the MIBAM on August 19, 2004.

Corporación Minera ECH 3, C.A., requested the necessary permissions for exploitation of mines according to the request sent to MIBAM on July 14, 2004.  These permissions were denied, according an official communication dated August 11, 2004.

Corporación Minera ECH4, C.A., is awaiting  necessary permissions for exploitation of mines according to the request sent to the MIBAM June 18, 2004.

International Gold and Silver B.V. was incorporated in the British Virgin Island on September 24, 2004.  The IGS’s Articles of Association were amended on June 22, 2005.  At that time, the name of the Company was changed from Bolivar Gold B.V. into International Gold and Silver B.V., and the fiscal year-end was changed from December 31 to June 30 and the statutory seat was changed from Stein to Rotterdam.

El Callao Holdings A.V.V. was incorporated in Aruba as an Aruban exempt corporation on August 15, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Triway Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on November 12, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Triway Corporation A.V.V. wholly owns Corporación Aurífera de El Callao, C. A. (“CORALCA”).  CORALCA was incorporated in the Bolivarian Republic of Venezuela on October 24, 1988.  CORALCA main business objective is to undertake activities linked to the exploration, administration and leasing of concessions according to the Venezuelan Law of Mines; as well as the processing, transportation, storage, refining and trade of gold and other associated minerals.

CORALCA, entered into a leasing agreement with CVG, becoming the leaseholder of the concessions called Choco 1, Choco 2, Choco 12 and Choco 13, located in the municipality of El Callao, Bolívar State.

Helvetia Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on June 10, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

The subsidiary Helvetia Corporation A.V.V., wholly owns Corporación Minera Choco 9, C. A., which was incorporated in the Bolivarian Republic of Venezuela on October 5, 1989, to carry out mining activities linked to the exploration, exploitation, feasibility study and extraction of mineral resources, as wells as their processing, transportation and trade of gold.

7

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Corporación Minera Choco 9, C. A., entered into with CVG a leasing agreement, becoming the leaseholder of the concession called Choco 9, located in the Municipality of El Callao, Bolívar State.

Valet Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on August 15, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

On Mach 31, 2006 the subsidiary Valet Corporation A.V.V., acquired PROMINSUR which was incorporated in the Bolivarian Republic of Venezuela on April 12. 1989 to explore, identify, develop and exploit economically exploitable mineral deposits.

PROMISUR entered into a leasing contract with CVG, becoming the leaseholder of the concession named Choco 6, located in the municipality of El Callao, Bolívar State.

During the year ended December 31, 2006, Promotora Minera de Guayana, C.A. and El Callao Holding A.V.V. wrote off capitalized feasibility and development costs of US$46,915,000, to expense expenditures incurred during the development period that did not meet the criteria for capitalization.

The Group’s assets are mainly located in Bolivarian Republic of Venezuela.  At September 30, 2007, the Group has 532 employees (402 employees in 2006).

2.                            Summary of Significant Accounting Principles

The main accounting policies applied in the preparation of these financial statements are described below.  These policies have been consistently applied to all period presented.

a)         Basis of preparation

The combined financial statements of the Group have been prepared in accordance with Generally Accepted Accounting Principles in Canada (CANGAAP).

The Group is in a net deficit position as at 31 December 2006 and has had losses for the past several years. These circumstances lend significant doubt as to the appropriateness of the use of accounting principles applicable to a going concern.  Management of the Group has received confirmation from the parent company that the parent company intends to financially support the Group to enable it to meet its liabilities as they fall due and carry on its business without curtailment of its operations. As a result, Group’s management considers the going concern basis of preparation to be appropriate.

These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption to be inappropriate.

8

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Change in accounting policies

On January 1, 2007, the Company adopted the provisions of CICA Sections 1530 “Comprehensive Income”,3251 “Equity”, 3855 “Financial Instruments - Recognition and Measurement”, 3861 “Financial Instruments - Presentation and Disclosure”, and 3865 “Hedges” which were effective for the fiscal years beginning on or after October 1, 2006.  These sections address the classification, recognition and measurement of financial instruments and hedges in the financial statements and inclusion of other comprehensive income.  The Company has made the following classifications: The long-term investments and marketable securities have been classified as “available-for-sale”.  They are initially recorded at fair value which is equal to their cost.  Subsequent changes to the gain value of the investments recognized in other comprehensive income.

b)         Combination

The combined financial statements of the Venezuelan Assets Acquired by Russoro Mining (BVI) Ltd comprise the financial statements of the following companies:

Name	% ownership	Country of Incorporation

Carisma Corporation A.V.V.	100%	Aruba
Promotora Minera de Venezuela S.A. (PROMIVEN)	100%	Bolivarian Republic of Venezuela
Promotora Minera de Guayana P.M.G., S.A. (PMG)	95%	Bolivarian Republic of Venezuela
Asterville Internacional A.V.V.	100%	Aruba
Inversiones Anseg C.A.	100%	Bolivarian Republic of Venezuela
Vicenza Corporation AVV	100%	Aruba
Right Angle Corporation AVV	100%	Aruba
CorporacionMinera ECH1, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH2, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH3, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH4, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH5, C.A.	100%	Bolivarian Republic of Venezuela
Internacional Gold and Silver, B.V.	100%	Netherlands
El Callao Holding AVV	100%	Aruba
Triway Corporation AVV	100%	Aruba
Corporación Aurífera El Callao, C.A.	100%	Bolivarian Republic of Venezuela
Helvetia Corporation AVV	100%	Aruba
Corporación Minera Choco 9, C.A.	100%	Bolivarian Republic of Venezuela
Valet Corporation AVV	100%	Aruba
Proyectos Mineros del Sur PROMINSUR, C.A.	100%	Bolivarian Republic of Venezuela
El Callao Holding, C.A.	100%	Bolivarian Republic of Venezuela

Subsidiaries

Subsidiaries are all entities (including variable interest entities) over which the group has the power to govern the financial and operating policies generally having a shareholder of more than one half of the voting rights.  The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity.  Subsidiaries are consolidated from the date on which control is transferred to the group.

9

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

The purchase method of accounting is used to account for the acquisition of subsidiaries by the group from the date that control commences.  The cost of an acquisition is measured at fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition.  The excess of the cost of acquisition over the fair value of net assets acquired is recorded as goodwill.  If the cost of acquisition is less than the fair value of the net assets, the difference is recognized directly in the income statement.

Inter-Group transactions, balances and unrealized gains on transactions between group companies are eliminated.

Transactions with minority interests

The Group applies a policy of treating transactions with minority interests as transactions with parties external to the group.

The minority interests for profitable subsidiaries are shown as an allocation of total group profit. However, where losses applicable to the minority exceed the minority’s interest in any subsidiary’s equity, such losses are allocated against the majority interest.  Where a subsidiary then reports profits, they are allocated to the majority interest, until the minority’s share of losses that were previously absorbed by the majority have been eliminated.

c)         Translation into U.S. dollars

Functional and presentation currency

The Group’s main economic operating environment is the Venezuelan market, and its functional currency is the Venezuelan bolivar.  Substantially all revenues as well as costs, expenses and investments, are denominated in Venezuelan bolivars.  The Group has elected to present financial statements in U.S. dollars, its presentation currency solely for information purposes of the shareholders.

Transactions and balances

Foreign currency transactions are translated into functional currency using the exchange rate prevailing at the dates of the transactions.  Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.  Exchange gains or losses are included in the income statement.  The Group does not engage in hedging activities in connection with its foreign currency balances and transactions (Note 14).

Translation of financial statements into the presentation currency

The results and financial position of all the Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•                  Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of the balance sheet

10

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

•                  Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, in which case income and expenses are translated at the rate on the dates of the transactions), and

•                  All resulting exchange differences are recognized as a separate component of shareholder’s deficit.

The exchange rates relative to the US dollars for the nine month period ended September 30, 2007 and 2006 was Bs 5,010/US$1 and Bs 2,900/US$1 (Sorce: VenezuelaFX.com).  No representation is made that the Bs amounts could have been, or could be, converted to U.S. dollars at that rate on September 30, 2007 or 2006 or at any other rate.

At September 30, 2007 and December 31, 2006 the Group has the following monetary assets and liabilities denominated in currencies other than the Venezuelan Bolivar (mainly U.S. Dollars and Euro), shown at their equivalent to U.S. dollars:

(Thousands of U.S. dollars)	2007	2006

Monetary assets	7,305	8,015
Monetary liabilities	(22,945)	(19.526)

Total net monetary liabilities (equivalent in U.S. dollars)	(15,640)	(11,511)

d)         Segment reporting

A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments.  A geographical segment is engaged in providing products or services within a particular economic environment that are subject to risks and return that are different from those of segments operating in other economic environments.  The Group operates in a single business segment (mining) in one geographical location.

e)         Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairment charges (Note 2-h).  Cost is the fair value of the consideration given to acquire the asset at the time of acquisition or construction and includes the direct costs of bringing the asset to the location and condition necessary for operation.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.  All other repairs and maintenance are charged to the statement of operations during the fiscal period in which they are incurred.

The carrying amounts of property, plant and equipment (including initial and any subsequent capital expenditure) are depreciated to their estimated residual value over the estimated useful lives of the specific assets concerned, or the estimated life of the associated mine or mineral lease, if shorter.

11

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Estimates of residual values and useful lives are reassessed annually and any change in estimate is taken into account in the determination of remaining depreciation charges.  The major categories of property, plant and equipment are depreciated on a unit of production and/or straight line basis using estimated lives indicated below, except that where assets are dedicated to a mine lease the below useful lives are subject to the lesser of the asset category’s useful life and the life of the mine or lease.

Plant	Based on reserves on a unit of production basis
Mineral rights	Based on reserves on a unit of production basis
Exploration, evaluation and development expenditure on mineral assets and other mining assets	Based on reserves on a unit of production basis
Buildings	10 years
Machinery and equipment	5 years
Vehicles	4 years
Furniture and equipment	2 years
Facilities and improvements	2 years

An asset’s carrying amount is written down immediately to its fair value if the asset’s carrying amount is not recoverable and exceeds carrying value (Note 2-h).

Gains and losses on disposals are determined by comparing proceeds with the carrying amounts and are recognized within “Other (losses)/gains - net” in the statement of loss.

f)           Exploration, evaluation and development expenditure

Exploration and evaluation

Exploration and evaluation activity involves the search for mineral resources, the determination of technical feasibility and the assessment of commercial viability of an identified resource.  Exploration and evaluation activity includes:  (i) researching and analyzing historical exploration data, (ii) gathering exploration data through topographical, geochemical and geophysical studies, (iii) exploratory drilling, (iv) assessing transportation and infrastructure requirements and (v) Feasibility studies.

Administration costs that are not directly attributable to a specific exploration area are charged to the income statement.  License costs paid in connection with a right to explore in an existing exploration area are capitalized and amortized over the term of the permit.

Exploration and evaluation expenditure (including amortization of capitalized license costs) is charged to the income statement as incurred except when the exploration and evaluation activity is within an area of interest which was previously acquired in a business combination and measured at fair value on acquisition, or where the existence of a commercially viable mineral deposit has been established, in which case the expenditure may be capitalized.

Capitalized exploration and evaluation expenditure considered to be tangible are recorded as a component of property, plant and equipment at cost less impairment charges.  As the asset is not available for use, it is not depreciated.  All capitalized exploration and evaluation expenditure are monitored for indications of impairment.  Where a potential impairment is indicated, an assessment is

12

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

performed for each area of interest in conjunction with the group of operating assets (representing a cash generating unit) to which the exploration is attributed.  Exploration areas at which reserves have been discovered but that require major capital expenditure before production can begin are continually evaluated to ensure that commercial quantities of reserves exist or to ensure that additional exploration work is under way or planned.  To the extent that capitalized expenditure is not expected to be recovered it is charged to the income statement.

Cash flows associated with exploration expenditures (comprising both amounts expensed and amounts capitalized) are classified as operating activities in the cash flow statement.

Development expenditure

When proven reserves are determined and development is sanctioned, capitalized exploration and evaluation expenditure is reclassified as “Assets under construction”, and is disclosed as a component of property, plant and equipment.   Development expenditures are capitalized and classified as “Assets under construction”.  As the asset is not available for use, it is not depreciated.  On completion of development, any capitalized exploration and evaluation expenditure, together with the subsequent development expenditure, is classified as either “Plant and equipment” or “Other mineral assets”.

g)        Waste Removal-Open Pits

Pit waste removal cost are expenses to operating cost on the basis of ounces mined in each period pro rata to total proved and probable reserves ounces in that pit.  The resultant assets created by the timing difference between cost incurred and cost brought to account (expensed) is held in the balance sheet as an asset.  The intention of that for every ounce mined it bears equal pro rata share of the total pit waste removal cost expected to be incurred on that pit.  At 30 of September 2007 the company had recognized US$1,800,550.

h)        Impairment of non-financial assets

Assets that have an indefinite useful life are not subject to amortization, for example land, and are tested annually for impairment.  Assets that are subject to depreciation and amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its fair value.  For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

i)           Financial assets

The Group classifies its financial assets in the following categories:  at fair value through income or loss, loans and receivables, and available for sale.  The classification depends on the purpose for which the financial assets were acquired.  Management determines the classification of its financial assets at initial recognition date.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading.  A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term.   Derivatives are also categorized as held for trading unless they are designated as hedges.  Assets in this category are classified as current assets.

13

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.  They are included in current assets, except for maturities greater than 12 months after the balance sheet date.  The Group’s loans and receivable comprises “trade and other receivables” in the balance sheet (Note 1).

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative that are either designated in this category or not classified in any of the other categories.  They are included in non-current assets unless management intends to dispose of the investment within 12 months of the balance sheet date.

Regular purchases and sales of investments are recognized on trade date on which the Group commits to purchase or sell the asset.  Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through income or loss.  Financial assets carried at fair value through income or loss are initially recognized at fair value and transaction costs are expensed in the statement of income.  Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.  Available-for-sale financial assets and financial assets at fair value through income or loss are subsequently carried at fair value.  Loans and receivables and held-to-maturity investments are carried at amortized cost using the effective interest method.

Gains or losses arising from changes in the fair value of the financial assets at fair value through income or loss category, including interest and dividend income, are shown in the statement of income under Other expenses, net in the period in which they arise.

Changes in the fair value of monetary securities denominated in a foreign currency and classified as available for sale are analyzed between translation differences resulting from changes in amortized cost of the security and other changes in the carrying amount of the security.  The translation differences on monetary securities are recognized in income or loss, while translation differences on non monetary securities are recognized in equity.  Changes in the fair value of monetary and non monetary securities classified as available for sale are recognized in equity.

When securities classified as available-for-sale are sold or impaired, the accumulated fair value adjustments recognized in equity are included in the statement of income as gains and losses from investment securities.  Interest on available-for-sale securities calculated using the effective interest method is recognized in the statement of income.

The fair values of quoted investments are based on current bid prices.  If the market for a financial asset is not active (and for unlisted securities), the Group establishes fair value by using valuation techniques.  These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, and option pricing models, making maximum use of market inputs and relying as little as possible on entity-specific inputs.

14

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired.  In the case of equity securities classified as available for sale, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the securities are impaired.  If any such evidence exists for available-for-sale financial assets, the cumulative loss - measured as the difference between the acquisition cost and the current fair value, less any impartment loss on that financial asset previously recognized in income or loss - is removed from equity and recognized in the statement of income.  Impairment losses recognized in the statement of income on equity instruments are not reversed through the statement of income.  Impairment testing of trade receivables is described under Trade and other receivables.

j)           Derivative financial instruments and hedging activities

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value.  The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.  At September 30, 2007 and December 31, 2006, the Group has identified no derivative financial instruments neither has entered in hedging transactions.

k)       Inventories

Inventories are stated at the lower of cost, which does not include interest, and net realizable value.  Cost is determined using the average cost method.  Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.  The cost is determined using the average cost method, based on the following:

•                  The cost of gold in process comprises costs incurred during each stage of the production process, which includes all direct payroll costs, depreciation and amortization and other production costs.

•                  The gold sands corresponds to the material extracted from the mine and is recorded according to the gold content by tons of material stacked and are reported at average cost.

•                  Cost of gold ingots production is determined considering the content equivalent to each Kg of gold produced.

•                  The cost of materials, spare parts and supplies is determined using the average cost method, which does not exceed the market value due to its quick turnaround.

The provision for shortfalls in store inventories, determined on the basis of previous losses in this connection, which are probable to occur in the future, is expensed.

l)           Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.  A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables.  Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that trade and other receivables are impaired.

15

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.  The amount of the provision is recognized in the statement of income under Selling and marketing expenses.  When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables.  Subsequent recoveries of amount previously written off are credited against selling and marketing costs in the statement of loss.

m)     Cash and cash equivalents

Cash and cash equivalents include cash on hand and at bank and highly liquid short-term deposits maturing within three months or less, and bank overdrafts.  Bank overdrafts are shown within borrowings in current liabilities on the balance sheet.

n)        Other assets

Comprise the costs associated with a gold ore processing pilot plant, which is currently under process of obtaining its permit.  Once the permit is obtained, the plant will be sold to small miners.

o)         Share capital

Common shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in shareholder’s equity as a deduction, net of taxes, from the proceeds.

p)         Trade payables

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

q)         Current and future income tax

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Group’s subsidiaries and associates operate and generate taxable income.  Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Future income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements.  However, future income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable income or loss.  Future income tax is determined using the tax rate (and law) that has been enacted or substantially enacted by the balance sheet date and is expected to apply when the related future income tax asset is realized or the future income tax liability is settled.

Future income tax assets are recognized to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilized.

16

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Future income tax is provided on temporary differences arising on property, plant and equipment, provision for restoration and rehabilitation and other, which are deductible for tax purposes when payments are made and amortized in the financial statements for subsequent periods, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not be reversed in the foreseeable future.

r)         Accrual for employee benefits

Employee termination benefits

The Group accrues for its liability in respect of employee termination benefits based on the provisions of the Venezuelan Labor Law.

According to the Venezuelan Labor Law, employees are entitled to 5 days of salary per month (a maximum of 60 days per year of service), without retroactive adjustment.  Employee termination benefits are a vested right of employees after 3 months of uninterrupted service and accrue as incurred. After the second year of service, employees are entitled to 2 additional days of salary per year of service (or portion thereof over 6 months) up to 30 days of salary.  Employee termination benefits are accrued and deposited monthly in a trust fund on behalf of each employee, an employee termination benefits fund or recorded in the Group’s books, as requested in writing by each employee.

The Law provides for an additional indemnity for unjustified dismissals or involuntary termination of 30 days of salary for each year of service and a maximum of 150 days of current salary.  In the event of involuntary termination, the Law provides for an additional indemnity of up to 90 days of current salary based on length of service.  The Group has not set aside an additional provision to cover this contingent liability.

Profit sharing and bonuses

Venezuelan Labor Law also requires a mandatory distribution to employees (profit-sharing bonus) of up to 15% of a Group’s pre-tax income.  The established minimum and maximum amounts for distribution are 15 and 120 days of salary, respectively.  The Group accrued and paid a profit-sharing bonus to its employees of 90 days of salary for the nine month period ended September 30, 2007 (60 days in 2006).  In addition, the Group recognizes a provision where contractually obliged or where there is a past practice that has created a constructive obligation, particularly for bonuses.

Pension plans and other post-employment benefits

The Group does not have a pension plan or other post-retirement benefit programs for its employees; it does not grant stock purchase options.

s)         Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events; it is more likely than not than an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated.  Provisions are not recognized for future operating losses.

17

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole.  A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.  The increase in the provision due to passage of time is recognized as interest expense.

t)           Provision for restoration and rehabilitation liability

The Company recognizes the estimated liability associated with an asset retirement obligation (ARO) in the financial statements at the time the asset is acquired and the liability is incurred.  The estimated present value of the ARO liability is recorded as a long-term liability, with a corresponding increase in the carrying amount of the related asset.  The capitalized amount is over the useful life of the asset.  The liability amount is increased each reporting period due to the passage of time and the amount of accretion is charged to earnings in the period.  The ARO is also adjusted for changes in the estimates of timing of cash flows or changes in the original estimated undiscounted cost. Actual costs incurred upon settlement of the ARO are charged against the ARO to the extent of the liability recorded.

u)        Recognition of revenue

Revenue comprises the fair value of the consideration received or receivable for the sales of gold in the ordinary course of the Group’s activities.  The Group recognizes revenue when persuasive evidence, usually in the form of an executed sales agreement, of an arrangement exists, indicating there has been a transfer of risks and rewards to the customer, no further work or processing is required by the Group, the quantity and quality of the gold has been determined with reasonable accuracy, the price is fixed or determinable, and collectability is reasonably assured.  This is generally when title passes to the customer.

v)          Dividend distribution

Dividend distribution to the Group’s shareholder is recognized as a liability in the financial statements in the period in which the dividends are approved by the Group’s shareholder.

w)       Financial risk management

Financial risk factors

The Group is exposed to a variety of financial risks:  market risk (including currency risk, fair value interest risk and price risk), credit risk, liquidity risk and cash flow interest rate risk.  Financial instruments exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade and other receivables.

The Group’s cash is placed with a diversified group of financial institutions and trade and other receivables are spread over a broad customer base.  The Group regularly assesses the financial condition and creditworthiness of its clients.  On certain occasions, credit risk has been concentrated on accounts receivable from related parties (Note 16).

18

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Risk management is carried out under policies approved by the Board of Directors.  The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, and the investment of excess liquidity.

Credit risk

The Group has no significant concentrations of credit risk.  It has policies in place to ensure that sales of gold are made to customers with an appropriate credit history.  The Group has policies that limit the amount of credit exposure to any financial institution.

Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions

Cash flows and fair value interest rate risk

As the Group has no significant interest-bearing assets, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

The Group’s interest rate risk arises from some bank loans.  Bank loans issued at variable rates expose the Group to cash flow interest rate risk.  Bank loans issued at fixed rates expose the Group to fair value interest rate risk.  It is Group policy to maintain bank loans at fixed and variable rates.

Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar and Euros.  Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations.

Management has set up a policy to require group companies to manage their foreign exchange risk against their functional currency.  Foreign exchange risk arises when future commercial transactions or recognized assets or liabilities are denominated in a currency that is not the entity’s functional currency.

x)         Capital risk management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholder and to maintain an optimal capital structure to reduce the cost of capital.  In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholder, return capital to shareholder, issue new shares or sell assets to reduce debt.

19

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Consistent with others in the industry, the Group monitors capital on the basis of the gearing ratio.  This ratio is calculated as net debt divided by total capital.  Net debt is calculated as total borrowings (including bank loans, commercial paper and trade and other payables, as shown in the balance sheet) less cash and cash equivalents.  Total capital is calculated as equity, as shown in the balance sheet, plus net debt.

y)         Fair value of financial instruments

The fair value of financial instruments traded in active markets (such as trading and available-for-sale securities) is based on quoted market prices at the balance sheet date.  The quoted market price used for financial assets held by the Group is the current bid price.  The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques.

The carrying value of cash and cash equivalents and trade and other receivables and payables approximates their fair value due to the short-term maturities of these instruments.  Since most of the Group’s loans, commercial paper and other financial liabilities bear interest at variable market rates, management considers their carrying amounts to approximate fair value.  The Group recognizes transactions with financial instruments at their transaction date and adjusts them to their respective fair value.

z)         Bank loans

Bank loans are recognized initially at fair value, net of transaction costs incurred.  Bank loans are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of income over the period of the bank loans and commercial paper using the effective interest method.

Bank loans are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

aa)   Use of Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires the Group’s management to make estimates and assumptions that affect the amounts reported in these combined financial statements and accompanying notes. Significant areas of estimate relate to the reserve estimates, recoverability of mineral properties and related deferred exploration and evaluation costs, determinations as to whether costs are expensed or deferred, future site restoration costs, and provision for income tax.  Actual results could differ from those estimates.  By their nature, these estimates are subject to measurement uncertainty, and the impact on the financial statements of future changes in such estimates could be material.

20

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

3.                                      Trade and Other Receivables

Trade and other receivables at September 30, 2007 and December 31, 2006 comprise the following:

(Thousands of U.S. dollars)	2007	2006

Value added tax (VAT) (Note 10)	3,717	5,264
Advance to Suppliers	1,955	1,306
Trade receivables	—	13
Executives and employees	—	4
Other	85	76
	5,757	6,663

At September 30, 2007 and December 31, 2006, there are no differences between the carrying amounts of trade and other receivables and their fair values.

4.                                      Inventories

Inventories at September 30, 2007 and December 31, 2006 comprise the following:

(Thousands of U.S. dollars)	2007	2006

Gold ingots	467	—
Gold in process	1,824	1,054
Gold sand	1,890	1,630
Materials in transit	—	79
Materials, spare parts and supplies	2,395	2,754
	6,576	5,517
Provision for shortfalls in store inventories	(96)	(53)
	6,480	5,464

5.                                      Prepaid Expenses

Prepaid expenses at September 30, 2007 and December 31, 2006 comprise the following:

(Thousands of U.S. dollars)	2007	2006

Prepaid income tax (Note 10)	727	—
Prepaid insure	1,054	397
	1,781	397

21

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

6.                                      Property, Plant and Equipment

Property, plant and equipment at September 30, 2007, and December 31, 2006 comprise the following:

							Other
	Land and	Plant and	Environmental		Assets under	Exploration and	mineral
(Thousands of U.S. dollars)	buildings	equipment	rehabilitation	Vehicles	construction	evaluation	Assets	Total

2007
Cost
At the beginning of the financial year	485	20,880	1,324	469	1,280	16,745	3,009	44,192
Additions	(14)	1,333	279	145	663	4,998	—	7,404

Retired	—	(35)	—	—	—	—	—	(35)
At the end of the financial year	471	22,178	1,603	614	1,943	21,743	3,009	51,561
Accumulated depreciation
At the beginning of the financial year	(57)	(4,294)	(76)	(210)	—	(1,294)	—	(5,931)
Depreciation expense	(27)	(1,201)	(23)	(102)	—	4	—	(1,349)
At the end of the financial year	(84)	(5,495)	(99)	(312)	—	(1,290)	—	(7,280)
Net book value at September30, 2007	387	16,683	1,504	302	1,943	20,453	3,009	44,281
2006
Cost
At the beginning of the financial year	486	26,877	—	421	54	17,162	4,513	49,513
Additions	37	1,571	1,910	166	1,832	7,185	—	12,701
At the end of the financial year	523	28,448	1,910	587	1,886	24,347	4,513	62,214
Accumulated depreciation
At the beginning of the financial year	(16)	(1,463)	—	(100)	—	(1,119)	—	(2,698)
Depreciation expense	(41)	(2,843)	(76)	(126)	—	(175)	—	(3,261)
At the end of the financial year	(57)	(4,306)	(76)	(226)	—	(1,294)	—	(5,959)
Net book value at December 30, 2006	466	24,142	1,834	361	1,886	23,053	4,513	56,255

22

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

7.                                      Trade and Other Payables

Trade and other payables at September 30, 2007 and December 31, 2006 comprise the following:

(Thousands of U.S. dollars)	2007	2006

Trade payables	2,946	2,039
Advance from customer	840	—
Payable to related parties (Note 13)	113,576	107,384
	117,362	109,423

8.                                      Provisions for other liabilities and charges

Provisions for other liabilities and charges at September 30, 2007 and December 31, 2006 comprise the following:

(Thousands of U.S. dollars)	2007	2006

Current
Services (Public and contracted)	2,537	1,619
Accrual for employee benefits	1,082	630
Other	2,474	1,620
	6,093	3,869

9.                                      Bank loans

Borrowings at September 30, 2007 comprise the following:

(Thousands of U.S. dollars)

Current
Venezuela Bank	699
Total borrowings	699

Bank borrowings mature until October and bear average coupons of 14% annually.

Interest expense for the year of US$45 is shown in the statement of income under Interest expense.

23

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

10.                               Income Tax and Future Income Tax

Income tax expense comprises the following:

	For the nine month period ended,
	September 30,
(Thousands of U.S. dollars)	2007	2006

Combined
Current income tax expense	(303)	(1,170)
Future income tax expense	2,515	(2,556)
	2,212	(3,726)

a) Income tax

The Group’s tax year ends on December 31.  The applicable statutory tax rate is 34% in Venezuela.

Income tax expense is recognized based on Group’s best estimate of the weighted average annual income tax rate expected for the full financial year. The Group estimated a tax expense, based on the 2007 profit of US$404,000. The estimated average annual tax rate for 2007 applied to the Group´s loss before tax at September 30, 2007, obtained a tax benefits. The tax benefit does not reflect the tax expense estimated at December 31, 2007, and the management decided to allocate the tax expense estimated at December 31, 2007 on a prorrata basis over the nine months at September 30, 2007 of US$303,000. For the nine month period ended September 30, 2006, the estimated average annual tax rate used was 0,1% and the Group recognize a tax expense of  US$1,170,000.

At September 30, 2007, the Group has prepaid taxes of US$727,000 which have been reduced from income tax payable at that date.

The future income tax is mainly originated by P.M.G., all other related companies are not producing enough income which could allow the recognition of any future tax asset.

The following details the composition of the Group’s net future tax asset and liability recognized in the balance sheet and the future tax expense charges/(credited) to the income statement:

	Future tax assets
(Thousands of U.S. dollars)	2007	2006

Difference on tax based of property, plant and equipment	4,450	4,526
Provision restoration and rehabilitation	219	171
Other provisions	291	580
Deduction of interests based on payment made	1,246	709
Total Group	6,206	5,896

24

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

b) Bank debit tax

During 2005 the Bank Debit Tax Law was in effect.  This tax was levied upon debits or withdrawals made from current and savings accounts, custody deposits, or any other type of demand deposit, liquid asset funds, trust funds and other financial market funds or financial instruments transacted by individuals or corporations with Venezuelan banks and other financial institutions.  The applicable tax rate is 0.50%.  At September 30, 2006, the Group incurred bank debit tax expense of US$16,169,37, included in the statement of income under Administrative expenses.

A law repealing the Bank Debit Tax Law, enacted on December 1, 2005, was published in the Official Gazette on February 8, 2006.

c) Value added tax

In May 1999 the Venezuelan government enacted the Value Added Tax (VAT) Law.  This tax is based on a tax credit system; it is payable based on the value added at each stage of production or sales.  During the year ended December 31, 2005, the applicable tax rate was 15%.  In September 2005 the applicable tax rate was further reduced to 14%, effective October 1, 2005.  In March 1st 2007 the applicable charged was reduce once again to 11% and July 1st, 2007 the rate was reduced again to 9%. Since then the rate has remained unchanged.

As of January 2003, in accordance with an Administrative Resolution issued by the Tax Authorities, the Group is required to withhold a portion of the value added tax resulting from Group purchases for payment to the Tax Authorities bimonthly.  At September 30, 2007 and December 31, 2006, the Company has recognized a net VAT debits and credits for sales and purchases for US$3,717 million (US$5,264 million at December 31, 2006).  The law provides for a special tax rate (0%) for exporters, granting them the right to recover tax credits from the purchase or import of goods and services based on the ratio of export sales to total sales.  The Company is in the process of recovering VAT through this special rate for exporters based on export sales made during the preoperation phase, as well as exports sales made after the start of operations.

d) Transfer pricing

The Income Tax Reform Law published in October 1999 introduced substantial amendments to the Venezuelan income tax system, such as the replacement of territorial income taxation by worldwide taxation, the introduction of transfer pricing and international fiscal transparency regulations, and a proportional tax on dividends.  This reform took effect upon publication for fiscal years beginning as from that date, including transfer pricing.  Worldwide taxation, international fiscal transparency regulations and the proportional tax on dividends took effect as from January 2001.

According to transfer-pricing regulations, taxpayers that conduct transactions with related parties abroad are required to calculate income, costs and deductions applying the methodology set out in the Law.  The Group conducts transactions with related parties abroad.  At September 30, 2007, Group management considers that transactions with related parties abroad had no significant effect on taxable income for the nine month period ended September 30, 2007 and 2006.

25

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

11.                     Expenses by Category

Expenses by category comprises of the following:

	For the nine month period ended
	September 30,
(Thousands of U.S. dollars)	2007	2006

Reactive and energetic	(865)	(2,185)
Maintenance	(1,285)	(1,614)
Employed	(5,699)	(5,263)
Drilling	(894)	(924)
Depreciation and amortization	(1,598)	(10,489)
Product Supply	(871)	(426)
Power Electric	(317)	(461)
Rent	(2,188)	(651)
Contract Service	(1,709)	(1,460)
Inventory change	3,127	1,314
Professional Fees	(3,446)	(1,711)
Environment rehabilitation	(207)	(166)
Insurance	(145)	(130)
Social Investment	(329)	(377)
Feasibility and development cost	—	(715)
Allowance for intercompany receivables	—	(11,979)
Other expenses	(4,434)	(1,993)
Total expenses	(20,860)	(39,230)

12.                     Share Capital

At September 30, 2007 and December 31, 2006, the Group’s share capital of US$26,532 fully paid.

Share capital comprises the following:

	Common
(Thousands of U.S. dollars)	Shares	Number of shares
		(In thousands)

At December 31, 2006	27	4
At December 31, 2006	27	4

The share capital as of September 30th 2007 and December 31st 2006 is described as follows:

26

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

Company	N° shares	Value per share	Total capital
		(in dollars)

Carisma Corporación A.V.V.	1,000	1	1
Vincenza Corporation A.V.V.	1,000	1	1
Right Angle Corporation A.V.V.	1,000	1	1
El Callao Holding A.V.V.	1,000	1	1
Internacional Gold and Silver B.V.	180	125,18	23
			27

In an extraordinary Shareholder’s Meeting of PMG dated January 15, 1991, PMG’s capital stock was increased in 6,200 nominal common shares, with par value of Bs 1.000, each, partially subscribed and paid, as follows:

•                  C.V.G.  Ferrominera Orinoco, C.A. (“FMO”) subscribed 2,010 nominal common shares, which were paid by contributing existing geological surveys on the mining concessions of Bochinche 1 and Bochinche 2, valued in Bs 2,010,000 (in nominal bolivars).

•                  PROMIVEN subscribed 4,190 nominal shares, for which it paid Bs 838,000 in cash and committed to pay the remaining Bs 3,352,000 (in nominal bolivars.)

A extraordinary Shareholder’s Meeting of PMG was held on November 18, 2004, whereby the PMG’s capital stock was increased in 1,000,000 shares with a par value of Bs 1,000 each.  This capital stock increase was fully subscribed and paid up by PROMIVEN, by the capitalization of debts.  In addition, PROMIVEN, in its capacity as shareholder, paid Bs 3,352,000 of the unpaid capital stock.

FMO acting as the minority interest of PMG filed a request of annulment of the Shareholders’ meeting previously mentioned.  During this meeting FMO’s interest was diluted from 30% to 0.2%.  In November 2005 PROMIVEN and FMO reached a preliminary agreement to increase FMO’s interest from 0.2% to 5%; due to this preliminary agreement PROMIVEN agreed to pay US$6 million, to date PROMIVEN has paid to Ferrominera US$5 million and the remaining balance is presented under accounts payable.  As per Group’s management and its external legal counsel, the parties have made an arrangement to resolve this situation and currently are in the final stage of the negotiation process

27

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

13.                     Balances and Transactions with the Shareholder and Related Companies

Balances at September 30, 2007 and December 31, 2006 with related companies comprised the following:

(In thousands of US dollars)	2007	2006

Accounts payable to related companies
Shareholders	112,387	106,384
C.V.G. Ferrominera del Orinoco, C.A.	1,000	1,000
Other	189	—
	113,576	107,384

Accounts Payable to Shareholder relates to payment to finance the construction of the plant; investment on machinery, equipment and vehicles; capital projects, working capital, as well as other costs incurred during the pre-operation stage of the Group. The balances with related companies do not have fixed maturity dates and do not earn interest.

In August 2003, Bolívar Gold Corp. and PMG entered into a technical assistance agreement whereby Bolívar Gold Corp will provide financial services, legal services, consulting regarding exploration opportunities in Venezuela and Latin America, recruiting, tax planning, environmental consulting among other services.  As part of the agreement PMG will compensate Bolívar Gold Corp for the services received based on a fixed rated per hour in US$ as the services are rendered.  In addition the Company will reimburse Bolívar Gold Corp for the travel expenses, accommodation and other expenses incurred by the personnel venders and contractors in connection with the technical assistance provided to the Company.  During 2005, the Company recorded transactions for Bs 10,763 (US$5,006,000) associated with this agreement which were capitalized as part of feasibility and development costs.

GoldFields Mining Services, the parent of the Group, charged fees relating to software licenses, corporate insurance, administrative expenses, travel expenses incurred by corporate personnel assigned to the Company, and other overhead costs paid by Goldfields mining services on behalf of the Group.

Bolivar Gold Corp., charged fees relating to the acquisition of the plant, as well as other costs incurred to transport and install the plant that was paid by Bolivar Gold Corp on behalf of the Group.

Details are as follows:

(In thousands of US dollars)	2007	2006

Operating Costs and Expenses	1,813	566

28

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

14.                     Exchange Control Regime

On January 21, 2003, the Venezuelan government announced the closure of the foreign exchange market in Venezuela and, on February 5, 2003, the Ministry of Finance and the Central Bank of Venezuela (BCV) began to publish the legal instruments regulating the exchange control regime, one of which established initial official exchange rates of Bs 1,596/US$1 (purchase) and Bs 1,600/US$1 (sale).  On that same date, the government created the Commission for the Administration of Foreign Currency (CADIVI) with the task of establishing the detailed rules and regulations and generally administering the exchange control regime.

Among other things, one of these legal instruments requires the sale of all incoming currency to BCV and temporarily suspends all purchases and sales in local currency of securities issued by the Venezuelan government in foreign currency.  BCV now centralizes all currency purchases and sales in the country.

CADIVI has subsequently issued resolutions on a number of requirements in connection with the administration of the exchange control regime, such as user registration, guidelines for importers and exporters, and the registration of private-sector foreign debt at January 22, 2003.

On February 9, 2004, the Ministry of Finance and BCV established new official exchange rates, as from that date, of Bs 1,915.20/US$1 (purchase) and Bs 1,920/US$1 (sale).  On March 2, 2005, the Ministry of Finance and BCV further modified the exchange rates, as from that date, to Bs 2,144.60/US$1 (purchase) and Bs 2,150/US$1 (sale).

As from the effective date of the exchange control regime to date, the Group has filed applications with CADIVI to obtain currency at the official exchange rate to pay for purchases of imported inventories.  These applications have been approved.

In October 2005 the Venezuelan government enacted the Currency Exchange Offenses Law.   Accordingly, any demand, offer, purchase or sale of U.S. dollars failing to comply with CADIVI requirements is considered illegal.  Similarly, transactions exceeding US$10,000 should be declared to CADIVI.  In addition, exporters of goods and services are required to sell their income from business transactions in foreign currency to BCV.  Transactions with securities, as well as Government Bonds denominated in U.S. dollars and issued in local currency are exempt.  Therefore, all individuals failing to comply with the aforementioned Law will be subject to fines of two to three times the amount of the transaction, reimbursement of foreign currency and imprisonment terms from two to seven years.

29

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

15.                     Contingencies

Except contingencies as disclosed elsewhere in these financial statements:

In the normal course of business, the Group is a party to various legal proceedings, mainly labor-related, whose final outcome cannot be quantified to date.  Group management is of the opinion that these claims are not well grounded in law and that the outcome of appeals filed or to be filed will be favorable to the Group.  At September 30, 2007 and December 31, 2006 management considers not necessary creating a provision to cover possible risks or losses.

In July 2005 the PMG and IGS entered into a Gold Supply Agreement whereby the Company commits to sell all of the annual gold produced in the Plant.  In return, IGS will either compensate the Company for the gold delivered in bolivars or U.S. dollars, or will decrease the account receivable from the PMG as in payment in kind.  Both the PMG and IGS agreed that the PMG’s obligation to sell all of the annual production will be subject to any rule or legislation applicable in Bolivarian Republic of Venezuela that restricts the sell of gold.  Annual Gold production from the Callao Plant is estimated at 200,000 ounces.  In this regard, PMG submitted a request of Information Letter to CADIVI” to obtain approval over validity of this agreement (Note 14).

16.                     Commitments

At September 30, 2007 the Group has identified no significant commitments.

17.                     New Regulations

The Housing Loan Law, effective May 2005, modified the calculation of contributions to be made by employees and employers to the Mandatory Housing Savings Fund from 3% of the employee’s monthly base salary to 3% of the employee’s total monthly remuneration.

The Occupational Hazard and Injury Prevention and Employment and Workplace Safety and Health Law became effective in December 2005.  This Law establishes new employer contribution percentages at between 0.75% and 10% of each employee’s salary.  This percentage is determined by the type and degree of risk classification for each Group.  The type and degree of risk will be based on a Regulation which classifies activities according to the degree of danger to which they expose employees.  However, at the issue date of this report, this Regulation has not been issued. The Law for the Advancement of Science, Technology and Innovation was enacted in August 2005. This Law establishes that, beginning January 1, 2006, the country’s large companies will annually earmark 0.5% of gross income generated in Venezuela from activities which, according to this Law, relate to investments in science, technology and innovation.  This Law defines large companies as those companies with annual gross income over 100,000 tax units (T.U.).  Regulations for this Law were issued in October 2006.

The Employee Benefit Law became effective on September 27, 2005.  This Law modified the amount of the calculation base for employer and employee contributions to a maximum of 10 minimum urban salaries, representing a 100% increase of the former limit.

30

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

The Law on Narcotic and Psychotropic Substances was published in Official Gazette No.  38,287 on December 16, 2005.  This Law repeals the previous law of September 30, 1993 and requires all companies, public or private, with 50 or more employees to earmark 1% of their annual net income for social programs for the prevention of illegal drug consumption and traffic, 0.5% of which will be set aside for child welfare protection programs.  However, at the issue date of the financial statements at September 30, 2007, the collection agency for this contribution has not been created.

A partial reform of the Venezuelan Labor Law was published in Official Gazette No. 38,426 on April 28, 2006.  According to this reform, payment of vacation leave and vacation bonus must be calculated using the base salary earned by employees for the month preceding the actual leave.  Moreover, when an employee is voluntarily or involuntarily terminated, without having taken vacation, payments must be made based on the employee’s last salary.  This reform also requires employers to provide day care services for employees whose monthly salary does not exceed five minimum wages until their children reach the age of five.  If the employer does not provide this benefit, payment of day care expenses must be provided plus interest accrued at the lending rate agreed upon by the six main commercial and universal banks in the country, published by the Central Bank of Venezuela (BCV).  Only employers with labor solvency certification are entitled to enter into agreements and contracts with government entities and companies.

At September 30, 2007, Group management is assessing the effects, if any, of the aforementioned laws on the financial statements and is awaiting issuance of related Regulations and the creation of the collection agency to conclude its assessment.  However, at December 31, 2006, the Group has set aside certain provisions to cover payments arising from any of these laws.

18.                     Compliance with Environmental Regulations

The Company is subject to environmental laws and regulations, which requires disbursements to improve its facilities and avoid or correct environmental impacts that result from exploitation and exploration activities conducted in the concessions, which comprise Chocó 4 and Chocó 10.

In 1995, the Company started the process to obtain environmental permits, including the Authorizations to Occupy Territory for the aforementioned parcels.  The Company obtained these permits for a 20 years period from the Issue date of the “Exploitation Certificate” in 2005 for both concessions.

Subsequent to obtaining the permit discussed above, the Company requested the Authorization to Affect Natural Resources (AARN) in exploration stage, from 1999, and for the exploitation stage from 2004.  Both types of permits were obtained in the years referred to and have been renewed on an annual basis, as required by environmental statutory regulations.

In connection with its commitment to restore and rehabilitate the areas impacted by mining activities, the Company submitted during 2006 the Reforestation Plan as a “Compensatory Measure to the Affectation of Resources” due to Exploration, Construction of facilities and Exploitation of Chocó 4

31

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

and Chocó 10 Mining Projects.  This reforestation plan contemplates the restoration and rehabilitation of 34 hectares during the first 4 years of Company’s operations, at an estimated cost of US$4,7 million.  The plan will be updated with the progress of the Project and will incorporate new areas to be restored and rehabilitated.  A provision of US$4,8 million was recognized as of September 30, 2007 (US$3,9 million as of December 31, 2006) associated with the restoration process of the areas affected by mining activities.  This provision is measured at the net present value of the future estimated cash flows associated with the restoration process (Note 2-t).

Other legal commitments such as “Effluent Monitoring Programs”, “Air Quality and Emissions” the “Environmental Supervision Program”, and compliance with special conditions and limitations of the environmental permits so obtained are performed in accordance with previous plans designed in agreement with the Environmental Statutory Regulations.

As per the current Mining Law and its Regulations, all the equipment and facilities related to the exploitation are to be transferred to the Republic of Venezuela upon termination of these concessions management deems the obligation to dismantle the plant on this basis.

19.                     Regulations related to Concessions and Mining Contracts

The objective of the mining Law as indicated in Article No 1, is to regulate matters regarding mines and existing ores within national territory, regardless of its source or presentation, including exploration and exploitation activities as well as the benefit, storage, maintenance, circulation, transportation and trading, internal or external, of the resources extracted, without prejudice to that which is established in the rest of the laws in effect in the country.  Article No. 90 indicate that owners of mining concessions must pay a superficial tax per hectare of area granted, starting on the fourth year of the concession right; it also establishes payment of the exploitation tax that will accrue as of ore is extracted.  Once the exploitation of the concession begins, the exploitation tax is to be reduced from the superficial tax, for the same period, until it meets the first.  During the nine month period ended 31 September 30, 2007 and 2006, the Group recognized and paid exploitation tax of US$333,000 million and US$813,936 million, respectively.  On March 2001, the Venezuelan Mining Law Regulations were enacted.

The Mining Law, published in the official gazette No. 36,687, and that currently regulates exploration and exploitation activities of ore resources in the country, is in process of review and amendment by the National Assembly’s Permanent Committee for matters Related to Mines and Energy.  The outcome of this review cannot be determined as of this date.

20.                     Regulations related to Exports of Gold and its Alloys

The BCV published in the Official Gazette N°36.124 dated January 13, 1997, the rules to regulate Gold exports and its alloy, both in coins or in bars, melted or refined, manufactured or otherwise.  These rules set forth that such parties interested in carrying out exports operations are to be registered with the National Gold Exporters Registration; these exports must be authorized by the BCV and 15% of Gold production is to be destined to sales within the local market.

32

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

21.                     Subsequent Events

•               In March 2007, the Venezuelan government established that, as from January 1, 2008, the unit of the Venezuelan monetary system (Venezuelan bolivar) will be redenominated at a conversion rate of one-thousand current bolivars to one new bolivar (“bolivar fuerte” or BsF).  Therefore, any amount expressed in local currency before January 1, 2008 will be converted to the new unit (“bolivar fuerte”) on that date by dividing it by one-thousand and rounding it to the nearest cent.   The Central Bank of Venezuela (BCV) drew up an activity schedule to be complied with by financial institutions and companies in general.  In addition, by January 1, 2008, banks and companies in general, both public and private, shall have adapted their information systems to accommodate to the new monetary unit.

•               On October 3, 2007, the Venezuelan government enacted the Tax on Financial Transactions for Corporations and Entities without Juridical Status.  This tax is levied upon debit or withdrawals made from current and savings accounts, custody deposits or any other type of demand deposits, liquid asset funds, trust funds and other financial market funds or financial instruments transacted by corporations and entities without juridical status with Venezuelan banks and other financial institutions.  Entities qualified as special obligors and debt payments made without the mediation of the financial system are also subject to this tax.  The tax rate was set at 1.5% as from November 1, 2007.

•               On October 8, 2007, a lawsuit was filed by “Cooperativa de Molineros El Callao II R.L.” and the “Asociación de Molinos Auríferos de El Callao (A.M.A.C.)” against PMG claiming the payment of damages for eviction from the mine site in 2004, for US$ 10,523,000.  The Court decreed a preventive seizure for US$ 24,204,651 which was suspended until the Attorney General has been duly notified. On October 15, 2007 the motion of opposition to the seizure was filed, arguing that the requisites provided in the law for a seizure have not been fulfilled.  In our Lawyer’s opinion, it is more likely than not that the seizure decreed against PMG will not be executed based on the arguments alleged in the motion of opposition to the seizure.  In any case, it is will be possible to post a bond to guarantee the results of the lawsuit, should the motion to suspend go against the Group. However, our legal team believes that this lawsuit will not succeed based on the lack of legal fundamentals.

•               The “Association of Displaced Miners of Coacia” has been requesting the payment of damages due to the eviction from the mine site.  The Group agreed with the Ministry of Basic Industries and Mining (MIBAM), to make a unique payment for the amount of Bs 50.000.000 (US$10,000) to each member of the association (a total of 111 people and a total of US$1,110,000).  The present agreement resulted in the cancellation of all the agreements and pre-agreements that had been subscribed between PMG and this Association.

•               On November 29, 2007 Rusoro Mining (BVI) Ltd. became the owner of the Group described herewith.  Until that day the group was part of Gold Fields Netherlands a subsidiary of Gold Fields Mining Ltd of South Africa.

33

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006
Unaudited

•               On July 6, 2008, FMO formally abandoned, before the Venezuelan Courts, the nullity action against the PMG shareholders meeting which diluted FMO’s equity stake in PMG from 30% to 0.2%. On August 6, 2008 the Company paid US$1 million to FMO to settle the dispute over FMO’s interest in PMG and to transfer, with the acquiescence of FMO, a 5% indilutable share in PMG to CVG Minerven, C.A.

•               On December 9, 2008, PMG issued 8,600,000 class A common shares and 163,400,000 class B common shares.  The percentages of equity stake remained unchanged, with CVG Minerven, C.A. 5% and Promotora Minera de Venezuela C.A 95% common shares of PMG.

•               On July 12, 2008, the Venezuelan Government eliminated the bank debit tax which was in effect since October 3, 2007.   This tax was levied upon debits or withdrawals made from current and savings accounts, custody deposits, or any other type of demand deposit, liquid asset funds, trust funds and other financial market funds or financial instruments transacted by individuals or corporations with Venezuelan banks and other financial institutions.  The applicable tax rate was 1.5%.

•               On July 6, 2008, FMO formally abandoned, before the Venezuelan Courts, the nullity action against the PMG shareholders meeting which diluted FMO’s equity stake in PMG from 30% to 0.2%. On August 6, 2008 the Company paid $1 million to FMO to settle the dispute over FMO’s interest in PMG and to transfer, with the acquiescence of FMO, a 5% indilutable share in PMG to CVG Minerven, C.A.

•               On December 9, 2008, PMG issued 8,600,000 class A common shares and 163,400,000 class B common shares.  The percentages of equity stake remained unchanged, with CVG Minerven, C.A. 5% and Promotora Minera de Venezuela C.A 95% common shares of PMG.

•               On July 12, 2008, the Venezuelan Government eliminated the bank debit tax which was in effect since October 3, 2007.

34

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

22.           Differences in generally accepted accounting principles between Canada and the United States of America

A reconciliation of the Company’s balance sheet determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

September 30, 2007

(Thousands of US dollars)

	Canadian		US GAAP
	GAAP		adjustments	US GAAP
	$		$	$
Assets
Current assets
Cash and cash equivalents	808		—	808
Trade and other receivables	5,757		—	5,757
Inventories	6,480		—	6,480
Prepaid expenses	1,781		—	1,781
Total current assets	14,826		—	14,826

Plant and equipment	44,281	(a)	(10,765)	31,715
		(b)	(1,801)
Future income tax assets	6,206	(a),(b)	4,271	10,477
Other non-current assets	44		—	44
Total assets	65,357		(8,295)	57,062

Liabilities
Current liabilities
Trade payable and other payables	117,362		—	117,362
Provisions for other liabilities and charges	6,093		—	6,093
Bank loans	699		—	699
Current income tax liabilities	258		—	258
Other liabilities	9,526		—	9,526
Total current liabilities	133,938		—	133,938

Accrual for employee termination benefits	467		—	467
Provision for restoration and rehabilitation liabilities	4,818		—	4,818
Total liabilities	139,223		—	139,223

Shareholders’ equity
Share capital	27		—	27
Contributed surplus	8,697		—	8,697
Cumulative translation adjustment	48,477	(c)	(48,477)	—
Legal reserve	160		—	160
Accumulated other comprehensive income	—	(a),(b),(c)	53,956	53,956
Accumulated loss	(131,227	)(a)	(11,623)	(145,001)
		(b)	(2,151)
Total shareholders’ equity	(73,866)		(8,295)	(82,161)
Total liabilities and shareholders’ equity	65,357		(8,295)	57,062

35

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

A reconciliation of the Company’s combined statement of loss and comprehensive loss determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

Combined summarized statement of loss and comprehensive loss

(Thousands of US dollars)

9 month
period ending
September 30,
2007
$

Net loss under Canadian GAAP	(60,823)
Deferred exploration and stripping expense, net of tax (a),(b)	(3,870)
Net loss under US GAAP	(64,693)

Other comprehensive (loss) income
Unrealized foreign exchange gains on translating self-sustaining foreign operations, net of tax (c)	29,534
Total comprehensive loss under US GAAP	(35,159)

Combined summarized statements of cash flows

(Thousands of US dollars)

9 month
period ending
September 30,
2007
$

Cash flows provided by operating activities under Canadian GAAP	3,695
Deferred exploration and stripping expense	(5,863)
Cash flows provided by operating activities under US GAAP	(2,168)

Cash flows used by investing activities under Canadian GAAP	(7,404)
Deferred exploration and stripping expense	5,863
Cash flows used by investing activities under US GAAP	(1,541)

Cash flows provided by financing activities under Canadian and US GAAP	555

36

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

Differences between Canadian and US GAAP as they affect the Company’s financial statements are as follows:

a)                  Mineral Properties and Exploration and Development Costs.

Under Canadian GAAP, mineral properties, including exploration, development and acquisition costs, are carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value.

Under U.S. GAAP, mineral property expenditures are expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring the mine into production are capitalized as development costs.

As at January 1, 2007, US$11.4 million of pre-feasibility exploration costs were included in mineral properties for Canadian GAAP.  This has been charged to accumulated deficit under US GAAP net of tax, at the average rate for the respective years. For the nine month period ended September 30, 2007, US$3.8 million of pre-feasibility exploration costs were capitalized.  For US GAAP, these have been charged to the income statement net of tax, at the average rate for the respective nine month period.

b)                 Deferred stripping costs

Under US GAAP, Emerging Issue Task Force (“EITF”) 04-06, Accounting for Stripping Costs Incurred during Production in the Mining Industry, all stripping costs must be charged to the statement of operations in the period in which they are incurred. Under Canadian GAAP, Emerging Issues Committee (“EIC”) EIC-160, Stripping Costs Incurred in the Production Phase of a Mining Operation, stripping costs are capitalized.

For the nine month period ended September 30, 2007, US$2.1 million of stripping costs were capitalized under Canadian GAAP (as at January 1, 2007, US$Nil of deferred stripping costs had been capitalized).  For US GAAP, they have been charged to the income statement net of tax, at the average rate for the respective nine month period.

c)                  Other Comprehensive income

Under US GAAP, SFAS 130, Reporting Comprehensive Income, establishes rules for the reporting and display of comprehensive income and its components.  Comprehensive income is net income, plus certain other items that are recorded directly to shareholders’ equity such as foreign currency translation adjustments and unrealized gains (losses) on available-for-sale securities.  A US and Canadian GAAP difference existed prior to the adoption of the new Canadian accounting standard for comprehensive income on January 1, 2007.

37

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

As at January 1, 2007, US$22 million cumulative translation adjustment was recorded for Canadian GAAP.  This has been charged to accumulated comprehensive income under US GAAP.  For the nine month period ended September 30, 2007, US$26.4 million relating to the translation of the self-sustaining subsidiary was recorded to cumulative transaction adjustment; for US GAAP, these have amounts been charged to other comprehensive loss.

d)                 Accounting for uncertainty in income taxes

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), on January 1, 2007.  There was no effect on the Company’s cumulative retained earnings as of January 1, 2007, as a result of the adoption of FIN 48.  As of the date of adoption, there were no unrecognized tax benefits.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 requires that the Company recognize in its combined financial statements, only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position.  As a result of the implementation of FIN 48, the Company performed a comprehensive review of its material tax positions.  Based on this review the provisions of FIN 48 had no effect on the Company’s financial position, cash flows or results of operations at either January 1, 2007 or September 30, 2007.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying combined statement of loss.  Accrued interest and penalties are included within the related tax liability line in the combined balance sheet.  There were no interest or penalties recognized in the statement of loss or included in the statement of financial position for the nine months ended September 30, 2007.

There is no balance of unrecognized tax benefits at September 30, 2007 that, if recognized, would affect the effective tax rate.  Also, there is no balance of unrecognized tax benefits at September 30, 2007 that, if recognized, would result in an adjustment to goodwill recorded in purchase business combinations, and if recognized, would result in adjustments to other tax accounts, primarily deferred taxes.

38

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

The Company is subject to taxation in Venezuela.  The Company’s tax years 2004 through 2007 are subject to examination by the Venezuelan tax authorities.

e)                  Recently issued accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This statement defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company expects that adoption of SFAS 157 will not have a material effect on its financial condition or results of operation.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Liabilities - Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure certain financial assets and liabilities at fair value (the “fair value option”).  Unrealized gains and losses, arising subsequent to adoption, are reported in earnings. The Company is required to adopt SFAS 159 in the first quarter of 2008.  The Company is currently evaluating the impact, if any, that the implementation SFAS 159 will have on the Company’s results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired.  SFAS 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 141(R) on its combined financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on its combined financial statements.

39

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Condensed Combined Financial Statements

September 30, 2007 and December 31, 2006

Unaudited

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and how derivatives and hedging activities affect a company’s financial position, financial performance and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 161 on its consolidated financial statements.

The recent SEC and FASB interpretations relate to FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and Emerging Issue Task Force (“EITF”) EITF 00-19, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock. In late June 2008, FASB released EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which provides further guidance on the accounting treatment for certain equity instruments with elements of foreign currency risk.

EITF 07-5 is effective for interim and annual financial statements related to fiscal years beginning after December 15, 2008, and earlier adoption is not permitted.  The Company is assessing the impact of the new standard.  The Company is currently evaluating the potential impact, if any, of the adoption of EITF 00-19 on its consolidated financial statements.

40

Promotora Minera de Guayana
P.M.G., S.A. and its Related
Companies

Report of Independent Accountants and

Combined Financial Statements in U.S.
Dollars, Prepared in Accordance with
Generally Accepted Accounting Principles
in Canada

December 31, 2006

Firma miembro de

Oficina Principal	Espiñeira, Sheldon y Asociados
Avenida Principal de Chuao	Av. Guayana, Sector Alta Vista
Edificio Del Río	Torre Cristal, piso 3 Oficina 311
Apartado 1789	Apartado 291
Caracas 1010-A Venezuela	Puerto Ordaz - Venezuela
Teléfono: (0212) 700 6666	Teléfono: (0286) 962 6451
Fax: (0212) 991 5210	962 4995 - 962 5495
www.pwc.com	Fax: (0286) 962 6875

Auditors’ Report

To the Directors of

Promotora Minera de Guayana P.M.G., S.A.

and Related Companies

Report on the combined financial statements

We have audited the accompanying combined financial statements of Promotora Minera de Guayana P.M.G., S.A. (“PMG”) and its related companies (as defined in Note 1, together “The Group”), which comprise the combined balance sheet as of December 31, 2006, and the combined statements of loss, of changes in shareholders’ deficit and of cash flows statement for the year then ended. These combined financial statements arte the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the combined financial position of The Group as at December 31, 2006, and the results of its operations and its cash flows for the year then ended, in accordance with Canadian generally accepted accounting principles.

The comparative figures have not been audited.

Espiñeira, Sheldon y Asociados

Victor J. Morales F.

CPC 17357

Caracas - Venezuela

January 31, 2008 (except as to Notes 22 and 23 which is as of December 15, 2008).

1

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Balance Sheet

December 31, 2006

(Thousands of U.S. dollars)	2006	2005
		(unaudited)

Assets
Current assets
Cash and cash equivalents (Note 3)	6,490	1,024
Trade and other receivables (Note 4)	6,663	12,580
Inventories (Note 5)	5,464	3,930
Prepaid expenses (Note 6)	397	367
Total current assets	19,014	17,901
Non-current assets
Property, plant and equipment, net (Note 7)	56,255	57,995
Future deferred income tax assets (Note 10)	5,986	8,952
Other	167	95
Total assets	81,422	84,943

Liabilities
Current liabilities
Trade and other payables (Note 8)	109,423	97,990
Provisions for other liabilities and charges (Note 9)	3,869	945
Current income tax liabilities (Note 10)	944	—
Other liabilities	2,434	—
Total non-current liabilities	116,670	98,935
Non-current liabilities
Accrual for employee termination benefits, (Note 2-p)	249	135
Provision for restoration and rehabilitation liability (Notes 19 and 2-r)	3,793	440
Total liabilities	120,712	99,510

Shareholder’s Deficit
Share capital (Note 13)	27	27
Contributed Surplus - Share premiums	8,841	7,711
Cumulative Translation adjustment (Note 2-c)	22,086	9,547
Legal reserve	160	—
Accumulated loss	(70,404)	(31,852)
Total shareholder’s deficit	(39,290)	(14,567)
Total shareholder’s deficit and liabilities	81,422	84,943
Going Concern (Note 2-a)
Contingencies (Note 16)

The accompanying notes are an integral part of the financial statements

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Statement of Loss

Years ended December 31, 2006 and 2005

(Thousands of U.S. dollars)	2006	2005
		(unaudited)

Revenue, net (Note 2-s)	36,826	10,580
Cost of goods sold (Notes 11 and 12)	(20,279)	(6,468)
Gross profit (loss)	16,547	4,112
Administrative expenses (Notes 11 and 12)	(13,593)	(1,188)
Feasibility and development costs (Note 11)	(678)	(6,499)
Allowance for intercompany receivables (Note 11)	(4,758)	(415)
Other gains, net (Note 11)	1,308	4,992
(Loss) Income before the undernoted	(1,174)	1,002
Foreign exchange loss, net (Note 15)	(34,715)	(24,790)
Loss before income tax	(35,889)	(23,788)
Income tax recovery (expense) (Note 10)	(2,503)	9,100
Net loss for the year	(38,392)	(14,688)

The accompanying notes are an integral part of the financial statements

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Statement of changes in Shareholder’s Deficit

Years ended December 31, 2006

		Contributed
		Surplus	Cumulative
	Share	Share	translation	Legal	Accumulated
(Thousands of U.S. dollars)	capital	premiums	adjustment	reserve	Loss	Total

Balances at December 31, 2004 (unaudited)	27	7,711	7,266	—	(17,164)	(2,160)
Currency translation adjustments	—	—	2,281	—	—	2,281
Net loss for the year 2005	—	—	—	—	(14,688)	(14,688)
Balances at December 31, 2005 (unaudited)	27	7,711	9,547	—	(31,852)	(14,567)
Share premium capital	—	1,130	—	—	—	1,130
Currency translation adjustments	—	—	12,539	—	—	12,539
Net loss for the year 2006	—	—	—	—	(38,392)	(38,392)
Legal reserve	—	—	—	160	(160)	—
Balances at December 31, 2006	27	8,841	22,086	160	(70,404)	(39,290)

The accompanying notes are an integral part of the financial statements

Promotora Minera de Guayana P.M.G., S.A.

and its related companies

Combined Statement of Cash Flow

Years ended December 31, 2006

(Thousands of U.S. dollars)	2006	2005
		(unaudited)

Cash flows from operating activities
Net loss	(38,392)	(14,688)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for obsolescence of inventories	65	—
Provision for restoration and rehabilitation liabilities	1,665	440
Future income tax	1,360	(8,952)
Amortization and depreciation	3,261	2,624
Foreign exchange losses	34,715	24,790
Net changes in operating assets and liabilities
Accounts receivable	3,747	87,000
Inventories	(2,408)	(3,927)
Prepaid expenses, advances to suppliers and other assets	(106)	917
Trade accounts payable	5,035	(55,650)
Current income tax liabilities	944	—
Employee termination benefits, net	114	(196)
Other assets	(72)	(85)
Accrued liabilities, other liabilities and personnel benefits and other	6,167	(3,414)
Net cash provided by operating activities	16,095	28,859
Net cash used in investing activities
Additions to property, plant and equipment, net	(12,135)	(28,996)
Net cash provided in financial activities
Contributions for future capital increases	1,130	—
Translation adjustment in cash	(211)	(472)
Exchange in cash	587	—
Cash and cash equivalents
Increase (decrease) for the year	5,466	(609)
Balance at the beginning of the year	1,024	1,633
Balance at the end of the year	6,490	1,024

The accompanying notes are an integral part of the financial statements

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

1.                            Incorporation and Activities

These combined financial statements have been prepared in connection with the acquisition by Rusoro Mining (BVI) Ltd of 100% interest in the following entities:

Carisma Corporation A.V.V., which owns Asterville International A.V.V., Promotora Minera de Venezuela, S.A. (PROMIVEN), Promotora Minera de Guayana P.M.G., S.A. (PMG), Inversiones Anseg, C.A.

Vicenza Corporation A.V.V.,

Right Angle Corporation A.V.V., which owns Corporación Minera ECH 1, C.A., Corporación Minera ECH 2, C.A., Corporación Minera ECH 3, C.A., Corporación Minera ECH 4, C.A., Corporación Minera ECH 5, C.A.,

International Gold and Silver B.V (“IGS”),

El Callao Holdings A.V.V., which owns Triway Corporation A.V.V., Helvetia Corporation A.V.V., Valet Corporation A.V.V.; and operates in Venezuela through the following subsidiaries: Corporación Aurífera de El Callao, C. A. (CORALCA), Corporación Minera Choco 9, C. A., Proyectos Mineros del Sur, PROMINSUR, C.A. (“PROMINSUR”) and El Callao Holdings, C.A.

The combined entities will be referred to as the “Group” in these financial statements.

Carisma Corporation A.V.V. (“CARISMA”), was incorporated in Aruba as an Aruban exempt corporation on June 13, 2002 and has its statutory seat in Aruba. CARISMA was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Asterville International A.V.V. (“Asterville”) is a subsidiary of CARISMA and was incorporated in Aruba as an Aruban exempt corporation on May 19, 1993 and has its statutory seat in Aruba. Asterville was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Inversiones Anseg, C.A. is a subsidiary of Asterville and was incorporated in Venezuela on May 10th 1993.  Its main purpose is to deal with real estate; its main asset is the corporate office where the group maintains its head quarters in Venezuela.

Promotora Minera de Venezuela, S.A. (“PROMIVEN”), is a subsidiary of CARISMA.  PROMIVEN was incorporated in Venezuela on January 13, 1987.  PROMIVEN business objectives are to explore and develop, economically exploitable mineral deposits; to negotiate mining rights from Venezuelan government or third parties, in any of the legal forms in force, to provide the necessary information to allow promoting or directly exploring, exploiting, treating, processing, industrializing and trading mineral raw material and its byproducts; to contract and supply engineering, administrative, general and financing consulting service; and to acquire, subscribe, sell and trade any class of shares, any type of participation in companies dedicated to the business of producing mineral raw material and its byproducts.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Promotora Minera de Guayana P.M.G., S.A. (“PMG”), is a subsidiary of PROMIVEN and was incorporated in Venezuela on May 10, 1988. PMG business objectives are to carry out mining activities including exploration, evaluation, development, production, transportation and to sell ore resources, mainly gold.  PMG entered into a two lease agreements with Corporacion Venezolana de Guayana (“CVG”), in respect to the concessions named Chocó 4 and Chocó 10, located in the town of El Callao, Bolivar State, Bolivarian Republic of Venezuela; these agreements provided PMG with the rights to explore and exploit multiples ore in these areas.  These agreements also granted PMG the right to carry out exploration activities and subsequent exploitation of multiple ore targets, including alluvium and vein Gold in the Bochinche 1 and Bochinche 2 Concessions, located within the Sifontes Municipality in the Bolivar State.

In addition PMG holds a mining contract granted by CVG over the area of Bochinche Zero; also located within the Sifontes municipality in the Bolivar State.

PMG is a 95% owned subsidiary by PROMIVEN and, 5% owned by C.V.G. Ferrominera Orinoco, C.A. (FMO), which is owned by CVG (Note 13).

In November 2005, as per Resolutions No. 047-2005 and DM-046-2005 published in the Official Gazette No. 38,304, the Ministry of Basic Industries and Mining (MIBAM) (formerly know as Ministry of Energy and Mines) approved, the feasibility study for the exploitation of two-thousand one-hundred twenty-four hectares and five-thousand three hundred square meters (2,124.5300 ha.) of the Chocó 10 Concession, and one-thousand four-hundred fifty-eight hectares with one-thousand two-hundred square meters (1,458,1200 ha.) of the Chocó 4 Concession.  The Company received from MIBAM the permits to exploit and develop the areas under these concessions.

PMG started operations in August 2005.  PMG has a mill crusher plant and gold ore dilution facility, as well as other structures required for the exploitation and purification of mined gold.

Vicenza Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on March 6, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Right Angle Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on August 4, 1988 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Right Angle Corporation A.V.V., wholly owns Corporación Minera ECH 1, C.A., Corporación Minera ECH 2, C.A., Corporación Minera ECH 3, C.A., Corporación Minera ECH 4, C.A., which were incorporated in the Bolivarian Republic of Venezuela on May 24, 2004 and Corporación Minera ECH 5, C.A., incorporated in the Bolivarian Republic of Venezuela on September de 2004.  The main purpose these companies are to explore and identify economically exploitable mineral deposits for further development.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Corporación Minera ECH 1, C.A., and Corporación Minera ECH 2, C.A., are awaiting the necessary permissions for exploitation of mines, according to the request sent to the MIBAM on August 19, 2004.

Corporación Minera ECH 3, C.A., requested the necessary permissions for exploitation of mines according to the request sent to MIBAM on July 14, 2004.  These permissions were denied, according an official communication dated August 11, 2004.

Corporación Minera ECH4, C.A., is awaiting the necessary permissions for exploitation of mines according to the request sent to the MIBAM June 18, 2004.

International Gold and Silver B.V. was incorporated in the British Virgin Island on September 24, 2004. The IGS’s Articles of Association were amended on June 22, 2005.  At that time, the name of the Company was changed from Bolivar Gold B.V. into International Gold and Silver B.V., and the fiscal year-end was changed from December 31 to June 30 and the statutory seat was changed from Stein to Rotterdam.

El Callao Holdings A.V.V. was incorporated in Aruba as an Aruban exempt corporation on August 15, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Triway Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on November 12, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

Triway Corporation A.V.V. wholly owns Corporación Aurífera de El Callao, C. A. (“CORALCA”). CORALCA was incorporated in the Bolivarian Republic of Venezuela on October 24, 1988. CORALCA main business objective is to undertake activities linked to the exploration, administration and leasing of concessions according to the Venezuelan Law of Mines; as well as the processing, transportation, storage, refining and trade of gold and other associated minerals.

CORALCA, entered into a leasing agreement with CVG, becoming the leaseholder of the concessions called Choco 1, Choco 2, Choco 12 and Choco 13, located in the municipality of El Callao, Bolívar State.

Helvetia Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on June 10, 2003 and has its statutory seat in Aruba. The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

The subsidiary Helvetia Corporation A.V.V., wholly owns Corporación Minera Choco 9, C. A., which was incorporated in the Bolivarian Republic of Venezuela on October 5, 1989, to carry out mining activities linked to the exploration, exploitation, feasibility study and extraction of mineral resources, as wells as their processing, transportation and trade of gold.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Corporación Minera Choco 9, C. A., entered into with CVG a leasing agreement, becoming the leaseholder of the concession called Choco 9, located in the Municipality of El Callao, Bolívar State.

Valet Corporation A.V.V. was incorporated in Aruba as an Aruban exempt corporation on August 15, 2003 and has its statutory seat in Aruba.  The Company was also registered with the Dutch Chamber of Commerce in Leiden on February 28, 2006.

On Mach 31, 2006 the subsidiary Valet Corporation A.V.V., acquired PROMISUR which was incorporated in the Bolivarian Republic of Venezuela on April 12. 1989 to explore, identify, develop and exploit economically exploitable mineral deposits.

PROMISUR entered into a leasing contract with CVG, becoming the leaseholder of the concession named Choco 6, located in the municipality of El Callao, Bolívar State.

During the year ended December 31, 2006, Promotora Minera de Guayana, C.A. and El Callao Holding A.V.V. wrote off feasibility and other costs of US$46,915,000, that did not meet the criteria for capitalization.

The Group’s assets are mainly located in Bolivarian Republic of Venezuela.  At December 31, 2006, the Group has 532 employees (402 employees in 2005).

2.                            Summary of Significant Accounting Principles

The main accounting policies applied in the preparation of these combined financial statements are described below.  These policies have been consistently applied to all years presented, unless otherwise stated.

a)          Basis of preparation

The combined financial statements of the Group have been prepared in accordance with Generally Accepted Accounting Principles in Canada (CANGAAP).

The Group is in a net deficit position as at 31 December 2006 and has had losses for the past several years. These circumstances lend significant doubt as to the appropriateness of the use of accounting principles applicable to a going concern.  Management of the Group has received confirmation from the parent company that the parent company intends to financially support the Group to enable it to meet its liabilities as they fall due and carry on its business without curtailment of its operations. As a result, Group’s management considers the going concern basis of preparation to be appropriate.

These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption to be inappropriate.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

b)          Combination

The combined financial statements of the Venezuelan Assets Acquired by Rusoro Mining (BVI) Ltd comprise the financial statements of the following companies:

Name	% ownership	Country of Incorporation

Carisma Corporation A.V.V.	100%	Aruba
Promotora Minera de Venezuela S.A. (PROMIVEN)	100%	Bolivarian Republic of Venezuela
Promotora Minera de Guayana P.M.G. SA. (PMG)	95%	Bolivarian Republic of Venezuela
Asterville Internacional A.V.V.	100%	Aruba

Inversiones Anseg C.A.	100%	Bolivarian Republic of Venezuela
Vicenza Corporation AVV	100%	Aruba
Right Angle Corporation AVV	100%	Aruba
CorporacionMinera ECH1, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH2, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH3, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH4, C.A.	100%	Bolivarian Republic of Venezuela
CorporacionMinera ECH5, C.A.	100%	Bolivarian Republic of Venezuela
International Gold and Silver, B.V.	100%	Netherlands
El Callao Holding AVV	100%	Aruba
Triway Corporation AVV	100%	Aruba
Corporación Aurífera El Callao, C.A.	100%	Bolivarian Republic of Venezuela
Helvetia Corporation AVV	100%	Aruba
Corporación Minera Choco 9, C.A.	100%	Bolivarian Republic of Venezuela
Valet Corporation AVV	100%	Aruba
Proyectos Mineros del Sur (PROMINSUR), C.A.	100%	Bolivarian Republic of Venezuela
El Callao Holding, C.A.	100%	Bolivarian Republic of Venezuela

Subsidiaries

Subsidiaries are all entities (including variable interest entities) over which the group has the power to govern the financial and operating policies generally having a shareholder of more than one half of the voting rights.  The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity.  Subsidiaries are consolidated fully from the date on which control is transferred to the group.

The purchase method of accounting is used to account for the acquisition of subsidiaries by the group from the date that control commences.  The cost of an acquisition is measured at fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition.  The excess of the cost of acquisition over the fair value of net assets acquired is recorded as goodwill.  If the cost of acquisition is less than the fair value of the net assets, the difference is recognized directly in the income statement.

Inter-Group transactions, balances and unrealized gains on transactions between group companies are eliminated.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Transactions with minority interests

The Group applies a policy of treating transactions with minority interests as transactions with parties external to the group.

The minority interests for profitable subsidiaries are shown as an allocation of total group profit. However, where losses applicable to the minority exceed the minority’s interest in any subsidiary’s equity, such losses are allocated against the majority interest.  Where a subsidiary then reports profits, they are allocated to the majority interest, until the minority’s share of losses that were previously absorbed by the majority have been eliminated.

c)          Translation into U.S. dollars

Functional and presentation currency

The Group’s main economic operating environment is the Venezuelan market, and its functional currency is the Venezuelan bolivar.  Substantially all revenues as well as costs, expenses and investments, are denominated in Venezuelan bolivars.  The Group has elected to present financial statements in U.S. dollars, its presentation currency solely for information purposes of the shareholders.

Transactions and balances

Foreign currency transactions are translated into functional currency using the exchange rate prevailing at the dates of the transactions.  Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.  Exchange gains or losses are included in the income statement.  The Group does not engage in hedging activities in connection with its foreign currency balances and transactions, (Note 15).

Translation of financial statements into the presentation currency

The results and financial position of all the Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•                  Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of the balance sheet

•                  Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, in which case income and expenses are translated at the rate on the dates of the transactions), and

•                  All resulting exchange differences are recognized as a separate component of shareholder’s equity.

The exchange rates relative to the US dollars for the year ended December 31, 2006 and 2005 were Bs 3,400/US$1 and Bs 2,700/US$1 (Source: VenezuelaFX.com).  No representation is made that the Bs amounts could have been, or could be, converted to U.S. dollars at that rate on December 31, 2006 or 2005 or at any other rate.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

At December 31 the Group has the following monetary assets and liabilities denominated in currencies other than the Venezuelan Bolivar (mainly U.S. Dollars and Euro), shown at their equivalent to U.S. dollars:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)
Monetary assets	8,299	6,075
Monetary liabilities	(13,516)	(10,868)

Total net monetary liabilities (equivalent in U.S. dollars)	(5,217)	(4,793)

d)          Segment reporting

A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments.  A geographical segment is engaged in providing products or services within a particular economic environment that are subject to risks and return that are different from those of segments operating in other economic environments.  The Group operates in a single business segment (mining) in one geographical location.

e)          Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairment charges (Note 2-g).  Cost is the fair value of the consideration given to acquire the asset at the time of acquisition or construction and includes the direct costs of bringing the asset to the location and condition necessary for operation.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.  All other repairs and maintenance are charged to the statement of operations during the fiscal period in which they are incurred.

Mineral rights are capitalized and classified as “Exploration and Evaluation” and depreciated from commencement of production.

The carrying amounts of property, plant and equipment (including initial and any subsequent capital expenditure) are depreciated to their estimated residual value over the estimated useful lives of the specific assets concerned, or the estimated life of the associated mine or mineral lease, if shorter.  Estimates of residual values and useful lives are reassessed annually and any change in estimate is taken into account in the determination of remaining depreciation charges.  The major categories of property, plant and equipment are depreciated on a unit of production and/or straight line basis using estimated lives indicated below, except that were assets are dedicated to a mine lease the below useful lives are subject to the lesser of the asset category’s useful life and the life of the mine or lease.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Plant	Based on reserves on a unit of production basis
Mineral rights	Based on reserves on a unit of production basis
Exploration, evaluation and development expenditure on mineral assets and other mining assets	Based on reserves on a unit of production basis
Buildings	10 years
Machinery and equipment	5 years
Vehicles	4 years
Furniture and equipment	2 years
Facilities and improvements	2 years

An asset’s carrying amount is written down immediately to its fair value: if the asset’s carrying amount is not recoverable and exceeds carrying value. (Note 2-g).

Gains and losses on disposals are determined by comparing proceeds with the carrying amounts and are recognized within “Other (losses)/gains - net” in the statement of loss.

f)            Exploration, evaluation and development expenditure

Exploration and evaluation

Exploration and evaluation activity involves the search for mineral resources, the determination of technical feasibility and the assessment of commercial viability of an identified resource.  Exploration and evaluation activity includes:  (i) researching and analyzing historical exploration data, (ii) gathering exploration data through topographical, geochemical and geophysical studies, (iii) exploratory drilling, (iv) assessing transportation and infrastructure requirements and (v) Feasibility studies.

Administration costs that are not directly attributable to a specific exploration area are charged to the income statement.  License costs paid in connection with a right to explore in an existing exploration area are capitalized and amortized over the term of the permit.

Exploration and evaluation expenditure (including amortization of capitalized license costs) is charged to the income statement as incurred except when the exploration and evaluation activity is within an area of interest which was previously acquired in a business combination and measured at fair value on acquisition, or where the existence of a commercially viable mineral deposit has been established, in which case the expenditure may be capitalized.

Capitalized exploration and evaluation expenditures considered to be tangible are recorded as a component of property, plant and equipment at cost less impairment charges.  As the asset is not available for use, it is not depreciated.  All capitalized exploration and evaluation expenditure are monitored for indications of impairment.  Where a potential impairment is indicated, an assessment is performed for each area of interest in conjunction with the group of operating assets (representing a cash generating unit) to which the exploration is attributed.  Exploration areas at which reserves have been discovered but that require major capital expenditure before production can begin are continually evaluated to ensure that commercial quantities of reserves exist or to ensure that additional exploration work is under way or planned.  To the extent that capitalized expenditure is not expected to be recovered it is charged to the income statement.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Cash flows associated with exploration expenditures (comprising amounts capitalized) are classified as investing activities in the cash flow statement.

Development expenditure

When proven reserves are determined and development is sanctioned, capitalized exploration and evaluation expenditure is reclassified as “Assets under construction”, and is disclosed as a component of property, plant and equipment.  Development expenditure are capitalized and classified as “Assets under construction”.  As the asset is not available for use, it is not depreciated.  On completion of development, any capitalized exploration and evaluation expenditure, together with the subsequent development expenditure, is classified as “Plant and equipment”.

g)         Impairment of non-financial assets

Assets that have an indefinite useful life are not subject to amortization, for example land, and are tested annually for impairment.  Assets that are subject to depreciation and amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its fair value.  For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

h)         Derivative financial instruments and hedging activities

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value.  The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.  At December 31, 2006 and 2005, the Group has identified no derivative financial instruments neither has entered in hedging transactions.

i)            Inventories

Inventories are stated at the lower of cost, which does not include interest, and net realizable value.  Cost is determined using the average cost method.  Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.  The cost is determined using the average cost method, based on the following:

•                  The cost of gold in process comprises costs incurred during each stage of the production process, which includes all direct payroll costs, depreciation and amortization and other production costs.

•                  The gold sands corresponds to the material extracted from the mine and is recorded according to the gold content by tons of material stacked and are reported at average cost.

•                  Cost of gold ingots production is determined considering the content equivalent to each Kg of gold produced.

•                  The cost of materials, spare parts and supplies is determined using the average cost method, which does not exceed the market value due to its quick turnaround.

The provision for shortfalls in store inventories, determined on the basis of previous losses in this connection, which are probable to occur in the future, is expensed.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

j)            Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.  A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables.  Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that trade and other receivables are impaired.

The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.  The amount of the provision is recognized in the statement of income under Selling and marketing expenses.  When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables.

Subsequent recoveries of amount previously written off are credited against selling and marketing costs in the statement of loss.

k)     Cash and cash equivalents

Cash and cash equivalents include cash on hand and at bank and highly liquid short-term deposits maturing within three months or less, and bank overdrafts.  Bank overdrafts are shown within borrowings in current liabilities on the balance sheet.

l)            Other assets

Comprise the costs associated with a gold ore processing pilot plant, which is currently under process of obtaining its permit.  Once the permit is obtained, the plant will be sold to small miners.

m)      Share capital

Common shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in shareholder’s equity as a deduction, net of taxes, from the proceeds.

Where anyone purchases the Group’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes), is deducted from equity attributable to the Group’s equity holders until the shares are cancelled or reissued.  Where such shares are subsequently reissued, any consideration received (net of any directly attributable incremental transaction costs and the related income tax effects) is included in equity attributable to the Group’s equity holders.

n)         Trade payables

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

o)         Current and future income tax

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Group’s subsidiaries and associates operate and generate taxable income.  Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Future income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements.  However, future income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable income or loss. Future income tax is determined using the tax rate (and law) that has been enacted or substantially enacted by the balance sheet date and is expected to apply when the related future income tax asset is realized or the future income tax liability is settled.

Future income tax assets are recognized to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilized.

Future income tax is provided on temporary differences arising on property, plant and equipment, provision for restoration and rehabilitation and other, which are deductible for tax purposes when payments are made and amortized in the financial statements for subsequent periods, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not be reversed in the foreseeable future.

p)         Accrual for employee benefits

Employee termination benefits

The Group accrues for its liability in respect of employee termination benefits based on the provisions of the Venezuelan Labor Law.

According to the Venezuelan Labor Law, employees are entitled to 5 days of salary per month (a maximum of 60 days per year of service), without retroactive adjustment.  Employee termination benefits are a vested right of employees after 3 months of uninterrupted service and accrue as incurred. After the second year of service, employees are entitled to 2 additional days of salary per year of service (or portion thereof over 6 months) up to 30 days of salary.  Employee termination benefits are accrued and deposited monthly in a trust fund on behalf of each employee, an employee termination benefits fund or recorded in the Group’s books, as requested in writing by each employee.

The Law provides for an additional indemnity for unjustified dismissals or involuntary termination of 30 days of salary for each year of service and a maximum of 150 days of current salary.  In the event of involuntary termination, the Law provides for an additional indemnity of up to 90 days of current salary based on length of service.  The Group has not set aside an additional provision to cover this contingent liability.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Profit sharing and bonuses

Venezuelan Labor Law also requires a mandatory distribution to employees (profit-sharing bonus) of up to 15% of a Group’s pre-tax income.  The established minimum and maximum amounts for distribution are 15 and 120 days of salary, respectively.  The Group accrued and paid a profit-sharing bonus to its employees of 90 days of salary for the year ended December 31, 2006 (60 days in 2005).  In addition, the Group recognizes a provision where contractually obliged or where there is a past practice that has created a constructive obligation, particularly for bonuses.

Pension plans and other post-employment benefits

The Group does not have a pension plan or other post-retirement benefit programs for its employees; it does not grant stock purchase options.

q)         Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events; it is more likely than not than an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated.  Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole.  A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.  The increase in the provision due to passage of time is recognized as interest expense.

r)         Provision for restoration and rehabilitation liability

The Company recognizes the estimated liability associated with an asset retirement obligation (ARO) in the financial statements at the time the asset is acquired and the liability is incurred.  The estimated present value of the ARO liability is recorded as a long-term liability, with a corresponding increase in the carrying amount of the related asset.  The capitalized amount is over the useful life of the asset.  The liability amount is increased each reporting period due to the passage of time and the amount of accretion is charged to earnings in the period.  The ARO is also adjusted for changes in the estimates of timing of cash flows or changes in the original estimated undiscounted cost. Actual costs incurred upon settlement of the ARO are charged against the ARO to the extent of the liability recorded.

s)         Recognition of revenue

Revenue comprises the fair value of the consideration received or receivable for the sales of gold in the ordinary course of the Group’s activities.  The Group recognizes revenue when persuasive evidence, usually in the form of an executed sales agreement, of an arrangement exists, indicating there has been a transfer of risks and rewards to the customer, no further work or processing is required by the Group, the quantity and quality of the gold has been determined with reasonable accuracy, the price is fixed or determinable, and collectability is reasonably assured.  This is generally when title passes to the customer.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

t)           Dividend distribution

Dividend distribution to the Group’s shareholder is recognized as a liability in the financial statements in the period in which the dividends are approved by the Group’s shareholder.

u)        Financial risk management

Financial risk factors

The Group is exposed to a variety of financial risks:  market risk (including currency risk, fair value interest risk and price risk), credit risk, liquidity risk and cash flow interest rate risk.  Financial instruments exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade and other receivables.

The Group’s cash is placed with a diversified group of financial institutions and trade and other receivables are spread over a broad customer base.  The Group regularly assesses the financial condition and creditworthiness of its clients.  On certain occasions, credit risk has been concentrated on accounts receivable from related parties (Note 14).

Risk management is carried out under policies approved by the Board of Directors.  The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, and the investment of excess liquidity.

Credit risk

The Group has no significant concentrations of credit risk.  It has policies in place to ensure that sales of gold are made to customers with an appropriate credit history.  The Group has policies that limit the amount of credit exposure to any financial institution.

Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions

Cash flows and fair value interest rate risk

As the Group has no significant interest-bearing assets, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

The Group’s interest rate risk arises from some bank loans.  Bank loans issued at variable rates expose the Group to cash flow interest rate risk.  Bank loans issued at fixed rates expose the Group to fair value interest rate risk.  It is Group policy to maintain bank loans at fixed and variable rates.

Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar and Euros.  Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Management has set up a policy to require group companies to manage their foreign exchange risk against their functional currency.  Foreign exchange risk arises when future commercial transactions or recognized assets or liabilities are denominated in a currency that is not the entity’s functional currency.

v)          Capital risk management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholder and to maintain an optimal capital structure to reduce the cost of capital.  In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholder, return capital to shareholder, issue new shares or sell assets to reduce debt.

Consistent with others in the industry, the Group monitors capital on the basis of the gearing ratio.  This ratio is calculated as net debt divided by total capital.  Net debt is calculated as total borrowings (including bank loans, commercial paper and trade and other payables, as shown in the balance sheet) less cash and cash equivalents.  Total capital is calculated as equity, as shown in the balance sheet, plus net debt.

w)       Fair value of financial instruments

The fair value of financial instruments traded in active markets (such as trading and available-for-sale securities) is based on quoted market prices at the balance sheet date.  The quoted market price used for financial assets held by the Group is the current bid price.  The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques.

The carrying value of cash and cash equivalents and trade and other receivables and payables approximates their fair value due to the short-term maturities of these instruments.  Since most of the Group’s loans, commercial paper and other financial liabilities bear interest at variable market rates, management considers their carrying amounts to approximate fair value.  The Group recognizes transactions with financial instruments at their transaction date and adjusts them to their respective fair value.

x)         Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires the Group’s management to make estimates and assumptions that affect the amounts reported in these combined financial statements and accompanying notes. Significant areas of estimate relate to the reserve estimates, recoverability of mineral properties and related deferred exploration and evaluation costs, determinations as to whether costs are expensed or deferred, future site restoration costs, and provision for income tax.  Actual results could differ from those estimates.  By their nature, these estimates are subject to measurement uncertainty, and the impact on the financial statements of future changes in such estimates could be material.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

3.                           Cash and Cash Equivalents

Cash and cash equivalents at December 31 comprise the following:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Cash at bank	6,338	1,024
Investment	152	—
	6,490	1,024

Cash, cash equivalents and bank overdrafts include the following for the purposes of the cash flow statement:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Cash	6,338	1,024

4.                           Trade and Other Receivables

Trade and other receivables at December 31 comprise the following:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Value added tax (VAT) (Note 10)	5,264	4,604
Advance to Suppliers	1,306	981
Trade receivables	13	212
Executives and employees	4	134
Receivable from related parties (Note 14)	—	6,546
Other	76	103
	6,663	12,580

At December 31, 2006 and 2005, there are no differences between the carrying amounts of trade and other receivables and their fair values.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

5.                           Inventories

Inventories at December 31 comprise the following:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Gold ingots	—	6
Gold in process	1,054	365
Gold sand	1,630	1,947
Materials in transit	79	—
Materials, spare parts and supplies	2,754	1,612
	5,517	3,930
Provision for shortfalls in store inventories	(53)	—
	5,464	3,930

6.                           Prepaid Expenses

Prepaid expenses at December 31 comprise the following:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Prepaid insurance	397	367
	397	367

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

7.                            Property, Plant and Equipment

Property, plant and equipment at December 31, comprises the following:

							Other
	Land and	Plant and	Environmental		Assets under	Exploration	mineral
(Thousands of U.S. dollars)	buildings	equipment	rehabilitation	Vehicles	construction	and evaluation	Assets	Total

2006
Cost
At the beginning of the financial year	486	26,877	—	421	54	17,162	4,513	49,513
Additions	37	1,571	1,910	166	1,832	7,185	—	12,701
At the end of the financial year	523	28,448	1,910	587	1,886	24,347	4,513	62,214
Accumulated depreciation
At the beginning of the financial year	(16)	(1,463)	—	(100)	—	(1,119)	—	(2,698)
Depreciation expense	(41)	(2,843)	(76)	(126)	—	(175)	—	(3,261)
At the end of the financial year	(57)	(4,306)	(76)	(226)	—	(1,294)	—	(5,959)
Net book value at December 31, 2006
	466	24,142	1,834	361	1,886	23,053	4,513	56,255

2005
Cost (unaudited)
At the beginning of the financial year	406	20,537	—	358	—	9,662	—	30,963
Additions	105	12,327	—	130	68	11.396	5,725	29,751
At the end of the financial year	511	32,864	—	488	68	21,058	5,725	60,714
Accumulated depreciation (unaudited)
At the beginning of the financial year	—	(77)	—	(18)	—	—	—	(95)
Depreciation expense	(16)	(1,395)	—	(94)	—	(1,119)	—	(2,624)
At the end of the financial year	(16)	(1,472)	—	(112)	—	(1,119)	—	(2,719)
Net book value at December 31, 2005 (unaudited)	495	31,392	—	376	68	19,939	5,725	57,995

Assets under construction mainly comprises water projects.

8.                            Trade and Other Payables

Trade and other payables at December 31 comprise the following:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Trade payables	2,039	3,130
Payable to related parties (Note 14)	107,384	94,860
	109,423	97,990

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

9.                            Provisions for other liabilities and charges

Provisions for other liabilities and charges at December 31 comprise the following:

(Thousands of U.S. dollars)			2006	2005
				(Unaudited)

Current
Services (Public and contracted)			1,619	—
Accrual for employee benefits			630	—
Other			1,620	945
			3,869	945

		Accrual for
	Services	employee benefits	Other	Total

At January 1, 2006 (unaudited)	61	32	852	945
Charged/(Credited) to the income statement:

Additional provisions	11,069	2,039	5,226	18,334
Used during the year	(9,167)	(1,307)	(4,127)	(14,601)
Exchange difference	(344)	(134)	(331)	(809)
At December 31, 2006	1,619	630	1,620	3,869

10.                     Income Tax and Future Income Tax

Income tax expense comprises the following:

	Years ended December 31,
(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Combined
Current income tax expense	(1,143)	—
Future income tax expense	(1,360)	9,100
	(2,503)	9,100

The future income tax is mainly originated by Promotora Minera de Guayana, P.M.G., S.A. all other related companies are not producing enough income which could allow the recognition of any Deferred tax asset.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Factors affecting tax charge for the period are as follows (reconciliation of the effective tax rate):

	2006		2005
	%	US$M	%	US$M
			(Unaudited)
The tax expense is different than the standard rate of corporation tax 34%. The differences are explained below:
Loss before tax	—	(35,889)	—	(23,788)
Tax on profit at the standard rate of 34%	34.00	12,202	34.00	8,088
Investment and development allowance	—	—	15.38	3,659
Effect for variation in tax base cost and property, plant and Equipment	(3.06)	(1,097)	13.56	3,225
Non deductible provision	(3.11)	(1,115)	(0.75)	(179)
Foreign exchange loss	(32.89)	(11,803)	(35.43)	(8,428)
Other net mainly effect of declaring taxes base	(1.92)	(690)	11.50	2,735
Total taxation expense	(6.97)	(2,503)	38.26	9,100

The net movement on the deferred income tax account at December 31 is as follows:

(Thousands of U.S. dollars)	2006	2005
		(Unaudited)
At the beginning of the year	8,952	—
Charge (credit) to income	(1,360)	9,100
Effect of change in tax rates	(1,606)	(148)
At the end of the year	5,986	8,952

The following details the composition of the Group’s net future tax asset and liability recognized in the balance sheet and the future tax expense charges/(credited) to the income statement:

	Deferred tax assets		Charged/(credited) to the income statement
	2006	2005	2006	2005
		(Unaudited)		(Unaudited)

Difference on tax based of property, plant and equipment	4,526	3,173	1,353	3,173
Provision restoration and rehabilitation	171	—	171	—
Other provisions	580	33	547	33
Investments tax credits	—	3,600	(3,600)	3,600
Tax losses carry-forward	—	2,146	(2,146)	2,146
Deduction of interests based on payment made	709	—	709	—
Foreign exchange losses	—	—	1,606	148
Total Group	5,986	8,952	(1,360)	9,100

a)  Income tax

The Venezuelan Income Tax Law allows tax losses and investment tax credits to be carried forward for up to three years to off-set taxable income.  The use of operating loses and tax credits depends on whether or not the Company’s generates taxable income.  For the year ended December 31, 2006, the Company computed taxable income of approximately US$20.2 million, partially off-set by tax losses carry-forwards of US$6 million the resulting income tax of US$4.8 million was partially off-set by

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

investment tax credits of US$3.7 million, resulting in a current income tax expense of US$1.14 million.  During the year ended December 31, 2005, the Company generated tax losses carry-forwards.

b)  Business assets tax

Business assets tax was a minimum tax, complementary to income tax.  It was calculated as 1% of the simple average of inflation-adjusted nonmonetary and monetary assets based on amounts at the beginning and end of the year, with the exception of investments in shares.  Under applicable regulations, business assets tax was computed together with income tax, the greater of the two amounts being the tax expense.  Accordingly, at December 31, 2005, the Group computed income tax expense since it was the greater of the two amounts.

A law repealing the Business Assets Tax Law of November 26, 1993 was published in August 2004, effective September 1, 2004.  For business assets tax purposes, final tax periods ended on August 31, 2004.

c)  Bank debit tax

During 2005 the Bank Debit Tax Law was in effect.  This tax was levied upon debits or withdrawals made from current and savings accounts, custody deposits, or any other type of demand deposit, liquid asset funds, trust funds and other financial market funds or financial instruments transacted by individuals or corporations with Venezuelan banks and other financial institutions.  The applicable tax rate is 0.50%.  At December 31, 2006, the Group incurred bank debit tax expense of US$16.279,08 (US$51,329.75 in 2005), included in the statement of income under Administrative expenses.

A law repealing the Bank Debit Tax Law, enacted on December 1, 2005, was published in the Official Gazette on February 8, 2006.

d)  Value added tax

In May 1999 the Venezuelan government enacted the Value Added Tax (VAT) Law.  This tax is based on a tax credit system; it is payable based on the value added at each stage of production or sales.  During the year ended December 31, 2005, the applicable tax rate was 15%.  In September 2005 the applicable tax rate was further reduced to 14%, effective October 1, 2005.  This rate has remained unchanged.

As of January 2003, in accordance with an Administrative Resolution issued by the Tax Authorities, the Group is required to withhold a portion of the value added tax resulting from Group purchases for payment to the Tax Authorities bimonthly.  As of December 31, 2006, the Company has recognized a net VAT debits and credits for sales and purchases for US$5,264 million (US$4,604 million at December 31, 2005).  The law provides for a special tax rate (0%) for exporters, granting them the right to recover tax credits from the purchase or import of goods and services based on the ratio of export sales to total sales.  The Company is in the process of recovering VAT through this special rate for exporters based on export sales made during the pre-operation phase, as well as exports sales made after the start of operations.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

e)  Transfer pricing

The Income Tax Reform Law published in October 1999 introduced substantial amendments to the Venezuelan income tax system, such as the replacement of territorial income taxation by worldwide taxation, the introduction of transfer pricing and international fiscal transparency regulations, and a proportional tax on dividends.  This reform took effect upon publication for fiscal years beginning as from that date, including transfer pricing.  Worldwide taxation, international fiscal transparency regulations and the proportional tax on dividends took effect as from January 2001.

According to transfer-pricing regulations, taxpayers that conduct transactions with related parties abroad are required to calculate income, costs and deductions applying the methodology set out in the Law.  The Group conducts transactions with related parties abroad.  At December 31, 2006, Group management considers that transactions with related parties abroad had no significant effect on taxable income for the years ended December 31, 2006 and 2005.

11.                     Expenses by category

Expenses by category comprise the following:

	Years ended December 31,
(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Reactive and energetic	(2,844)	(1,567)
Maintenance	(2,128)	(1,116)
Employed (Note 12)	(7,087)	(1,359)
Drilling	(1,287)	—
Depreciation and amortization	(7,810)	(2,444)
Product Supply	(574)	(168)
Power Electric	(594)	(327)
Rent	(1,132)	(187)
Contract Service	(1,641)	(642)
Inventory adjustment	(363)	(96)
Inventory change	1,521	2,350
Professional Fees	(2,496)	(333)
Environment rehabilitation	(299)	(82)
Insurance	(191)	(108)
Social Investment	(541)	(20)
Others (losses) gains, net	(5,098)	3,435
Feasibility and development cost	(678)	(6,499)
Allowance for intercompany receivables	(4,758)	(415)
Total expenses	(38,000)	(9,578)

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

12.                     Employee Benefit Expenses

Employee benefit expenses comprise the following:

	Years ended December 31,
(Thousands of U.S. dollars)	2006	2005
		(Unaudited)

Wages and salaries	(2,503)	(583)
Employee termination benefits	(27)	(1)
Profit sharing	(748)	(76)
Bonuses	(746)	(21)
Vacation bonus	(57)	(10)
Social security costs	(265)	(75)
Other	(2,741)	(593)
	(7,087)	(1,359)

13.                     Share Capital

At December 31, 2006 and 2005, the Group’s share capital of US$26,532 fully paid.

Share capital comprises the following:

	Common
(Thousands of U.S. dollars)	Shares	Number of shares
		(In thousands)

At December 31, 2005(Unaudited)	27	4
At December 31, 2006	27	4

The share capital as of December 31st 2006 and 2005 is described as follows:

Company (Thousands of U.S. dollars)	N° shares	Value per share	Total capital
		(in dollars

Carisma Corporación A.V.V.	1,000	1	1
Vincenza Corporation A.V.V.	1,000	1	1
Right Angle Corporation A.V.V.	1,000	1	1
El Callao Holding A.V.V.	1,000	1	1
International Gold and Silver B.V. (IGS)	180	125,18	23
			27

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

In an extraordinary Shareholder’s Meeting of PMG dated January 15, 1991, the Company’s capital stock was increased in 6,200 nominal common shares, with par value of Bs 1.000, each, partially subscribed and paid, as follows:

•                       FMO subscribed 2,010 nominal common shares, which were paid by contributing existing geological surveys on the mining concessions of Bochinche 1 and Bochinche 2, valued in Bs 2,010,000 (in nominal bolivars).

•                       PROMIVEN subscribed 4,190 nominal shares, for which it paid Bs 838,000 in cash and committed to pay the remaining Bs 3,352,000 (in nominal bolivars.)

An extraordinary Shareholder’s Meeting of PMG was held on November 18, 2004, whereby the PMG’s capital stock was increased in 1,000,000 shares with a par value of Bs 1,000 each.  This capital stock increase was fully subscribed and paid up by PROMIVEN, by the capitalization of debts.  In addition, PROMIVEN, in its capacity as shareholder, paid Bs 3,352,000 of the unpaid capital stock.

FMO acting as the minority interest of PMG filed a request of annulment of the Shareholders’ meeting previously mentioned.  During this meeting FMO’s interest was diluted from 30% to 0.2%.  In November 2005 PROMIVEN and FMO reached a preliminary agreement to increase FMO’s interest from 0.2% to 5%; due to this preliminary agreement PROMIVEN agreed to pay US$6 million, to date PROMIVEN has paid to Ferrominera US$5 million and the remaining balance is presented under accounts payable.  As per Group’s management and its external legal counsel, the parties have made an arrangement to resolve this situation and currently are in the final stage of the negotiation process.

14.                     Balances and Transactions with the Shareholder and Related Companies

Balances at December 31, with related companies comprised the following:

(In thousands of US dollars)	2006	2005
		(Unaudited)

Accounts receivable from related companies
Sardinia Energy	—	138
Other	—	6,408
	—	6,546
Accounts payable to related companies
Shareholders	106,384	90,860
C.V.G. Ferrominera del Orinoco, C.A.	1,000	4,000

Other	107,384	94,860

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Accounts Payable to Shareholder relates to payment to finance the construction of the plant; investment on machinery, equipment and vehicles; capital projects, working capital, as well as other costs incurred during the pre-operation stage of the Group.  The balances with related parties do not have fixed maturity dates and do not earn interest.

In August 2003, Bolívar Gold Corp. and PMG entered into a technical assistance agreement whereby Bolívar Gold Corp will provide financial services, legal services, consulting regarding exploration opportunities in Venezuela and Latin America, recruiting, tax planning, environmental consulting among other services.  As part of the agreement PMG will compensate Bolívar Gold Corp for the services received based on a fixed rated per hour in US$ as the services are rendered.  In addition the Company will reimburse Bolívar Gold Corp for the travel expenses, accommodation and other expenses incurred by the personnel venders and contractors in connection with the technical assistance provided to the Company.  During 2005, the Company recorded transactions for Bs 10,763 (US$5,006,000) associated with this agreement which were capitalized as part of feasibility and development costs.

GoldFields Mining Services, the parent of the Group charged fees relating to software licenses, corporate insurance, administrative expenses, travel expenses incurred by corporate personnel assigned to the Company, and other overhead costs paid by Goldfields mining services on behalf of the Group.

Bolivar Gold Corp. (a subsidiary of the parent of the group) charged fees relating  to the acquisition of the plant, as well as other costs incurred to transport and install the plant that was paid by Bolivar Gold Corp on behalf of the Group.

Details are as follows:

(In thousands of US dollars)	2006	2005
		(Unaudited)

Technical assistance	—	1,123
Operating Costs and Expenses	6,249	10,782

15.                     Exchange Control Regime

On January 21, 2003, the Venezuelan government announced the closure of the foreign exchange market in Venezuela and, on February 5, 2003, the Ministry of Finance and the Central Bank of Venezuela (BCV) began to publish the legal instruments regulating the exchange control regime, one of which established initial official exchange rates of Bs 1,596/US$1 (purchase) and Bs 1,600/US$1 (sale).  On that same date, the government created the Commission for the Administration of Foreign Currency (CADIVI) with the task of establishing the detailed rules and regulations and generally administering the exchange control regime.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Among other things, one of these legal instruments requires the sale of all incoming currency to BCV and temporarily suspends all purchases and sales in local currency of securities issued by the Venezuelan government in foreign currency.  BCV now centralizes all currency purchases and sales in the country.

CADIVI has subsequently issued resolutions on a number of requirements in connection with the administration of the exchange control regime, such as user registration, guidelines for importers and exporters, and the registration of private-sector foreign debt at January 22, 2003.

On February 9, 2004, the Ministry of Finance and BCV established new official exchange rates, as from that date, of Bs 1,915.20/US$1 (purchase) and Bs 1,920/US$1 (sale).  On March 2, 2005, the Ministry of Finance and BCV further modified the exchange rates, as from that date, to Bs 2,144.60/US$1 (purchase) and Bs 2,150/US$1 (sale).

As from the effective date of the exchange control regime to date, the Group has filed applications with CADIVI to obtain currency at the official exchange rate to pay for purchases of imported inventories.  These applications have been approved.

In October 2005 the Venezuelan government enacted the Currency Exchange Offenses Law.  Accordingly, any demand, offer, purchase or sale of U.S. dollars failing to comply with CADIVI requirements is considered illegal.  Similarly, transactions exceeding US$10,000 should be declared to CADIVI.  In addition, exporters of goods and services are required to sell their income from business transactions in foreign currency to BCV.  Transactions with securities, as well as Government Bonds denominated in U.S. dollars and issued in local currency are exempt.  Therefore, all individuals failing to comply with the aforementioned Law will be subject to fines of two to three times the amount of the transaction, reimbursement of foreign currency and imprisonment terms from two to seven years.

16.                     Contingencies

Except contingencies as disclosed elsewhere in these financial statements:

In the normal course of business, the Group is a party to various legal proceedings, mainly labor-related, whose final outcome cannot be quantified to date. Group management is of the opinion that these claims are not well grounded in law and that the outcome of appeals filed or to be filed will be favorable to the Group.  At December 31, 2006 and 2005, management considers not necessary to create a provision to cover possible risks or losses.

In July 2005 the PMG and IGS entered into a Gold Supply Agreement whereby the Company commits to sell all of the annual gold produced in the Plant.  In return, IGS will either compensate the Company for the gold delivered in bolivars or U.S. dollars, or will decrease the account receivable from the PMG as in payment in kind.  Both the PMG and IGS agreed that the PMG’s obligation to sell all of the annual production will be subject to any rule or legislation applicable in Bolivarian Republic of Venezuela that restricts the sell of gold.  Annual Gold production from the Callao Plant is estimated at 200,000 ounces. In this regard, PMG submitted a request of Information Letter to CADIVI” to obtain approval over validity of this agreement (Note 15).

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

17.                     Commitments

At December 31, 2006, the Group has identified no significant commitments.

18.                     New Regulations

The Housing Loan Law, effective May 2005, modified the calculation of contributions to be made by employees and employers to the Mandatory Housing Savings Fund from 3% of the employee’s monthly base salary to 3% of the employee’s total monthly remuneration.

The Occupational Hazard and Injury Prevention and Employment and Workplace Safety and Health Law became effective in December 2005.  This Law establishes new employer contribution percentages at between 0.75% and 10% of each employee’s salary.  This percentage is determined by the type and degree of risk classification for each Group.  The type and degree of risk will be based on a Regulation which classifies activities according to the degree of danger to which they expose employees.  However, at the issue date of this report, this Regulation has not been issued.

The Law for the Advancement of Science, Technology and Innovation was enacted in August 2005.  This Law establishes that, beginning January 1, 2006, the country’s large companies will annually earmark 0.5% of gross income generated in Venezuela from activities which, according to this Law, relate to investments in science, technology and innovation.  This Law defines large companies as those companies with annual gross income over 100,000 tax units (T.U.).  Regulations for this Law were issued in October 2006.

The Employee Benefit Law became effective on September 27, 2005.  This Law modified the amount of the calculation base for employer and employee contributions to a maximum of 10 minimum urban salaries, representing a 100% increase of the former limit.

The Law on Narcotic and Psychotropic Substances was published in Official Gazette No. 38,287 on December 16, 2005.  This Law repeals the previous law of September 30, 1993 and requires all companies, public or private, with 50 or more employees to earmark 1% of their annual net income for social programs for the prevention of illegal drug consumption and traffic, 0.5% of which will be set aside for child welfare protection programs.  However, at the issue date of the financial statements at December 31, 2006, the collection agency for this contribution has not been created.

A partial reform of the Venezuelan Labor Law was published in Official Gazette No. 38,426 on April 28, 2006.  According to this reform, payment of vacation leave and vacation bonus must be calculated using the base salary earned by employees for the month preceding the actual leave.  Moreover, when an employee is voluntarily or involuntarily terminated, without having taken vacation, payments must be made based on the employee’s last salary.  This reform also requires employers to provide day care services for employees whose monthly salary does not exceed five minimum wages until their children reach the age of five.  If the employer does not provide this benefit, payment of day care expenses must be provided plus interest accrued at the lending rate agreed upon by the six main commercial and universal banks in the country, published by the Central Bank of Venezuela (BCV).  Only employers with labor solvency certification are entitled to enter into agreements and contracts with government entities and companies.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

At December 31, 2006, Group management is assessing the effects, if any, of the aforementioned laws on the financial statements and is awaiting issuance of related Regulations and the creation of the collection agency to conclude its assessment.  However, at December 31, 2006, the Group has set aside certain provisions to cover payments arising from any of these laws.

19.                     Compliance with Environmental Regulations

The Company is subject to environmental laws and regulations, which requires disbursements to improve its facilities and avoid or correct environmental impacts that result from exploitation and exploration activities conducted in the concessions, which comprise Chocó 4 and Chocó 10.

In 1995, the Company started the process to obtain environmental permits, including the Authorizations to Occupy Territory for the aforementioned parcels.  The Company obtained these permits for a 20 years period from the Issue date of the “Exploitation Certificate” in 2005 for both concessions.

Subsequent to obtaining the permit discussed above, the Company requested the Authorization to Affect Natural Resources (AARN) in exploration stage, from 1999, and for the exploitation stage from 2004.  Both types of permits were obtained in the years referred to and have been renewed on an annual basis, as required by environmental statutory regulations.

In connection with its commitment to restore and rehabilitate the areas impacted by mining activities, the Company submitted during 2006 the Reforestation Plan as a “Compensatory Measure to the Affectation of Resources” due to Exploration, Construction of facilities and Exploitation of Chocó 4 and Chocó 10 Mining Projects.  This reforestation plan contemplates the restoration and rehabilitation of 34 hectares during the first 4 years of Company’s operations, at an estimated cost of US$4,700,000. The plan will be updated with the progress of the Project and will incorporate new areas to be restored and rehabilitated.  A provision of US$3.793,000 was recognized as of December 31, 2006 (US$440,000 as of December 31, 2005) associated with the restoration process of the areas affected by mining activities. This provision is measured at the net present value of the future estimated cash flows associated with the restoration process. (Note 2-s).

Other legal commitments such as “Effluent Monitoring Programs”, “Air Quality and Emissions” the “Environmental Supervision Program”, and compliance with special conditions and limitations of the environmental permits so obtained are performed in accordance with previous plans designed in agreement with the Environmental Statutory Regulations.

As per the current Mining Law and its Regulations, all the equipment and facilities related to the exploitation are to be transferred to the Republic of Venezuela upon termination of these concessions management deems the obligation to dismantle the plant on this basis.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

20.                     Regulations related to Exports of Gold and its Alloys

The BCV published in the Official Gazette N°36.124 dated January 13, 1997, the rules to regulate Gold exports and its alloy, both in coins or in bars, melted or refined, manufactured or otherwise. These rules set forth that such parties interested in carrying out exports operations are to be registered with the National Gold Exporters Registration; these exports must be authorized by the BCV and 15% of Gold production is to be destined to sales within the local market.

21.                     Regulations related to Concessions and Mining Contracts

The objective of the mining Law as indicated in Article No 1, is to regulate matters regarding mines and existing ores within national territory, regardless of its source or presentation, including exploration and exploitation activities as well as the benefit, storage, maintenance, circulation, transportation and trading, internal or external, of the resources extracted, without prejudice to that which is established in the rest of the laws in effect in the country.  Article No. 90 indicate that owners of mining concessions must pay a superficial tax per hectare of area granted, starting on the fourth year of the concession right; it also establishes payment of the exploitation tax that will accrue as of ore is extracted.  Once the exploitation of the concession begins, the exploitation tax is to be reduced from the superficial tax, for the same period, until it meets the first.  During the years ended 31 December 2006 and 2005, the Company recognized and paid exploitation tax of US$64,744 million and US$48,765 million, respectively.  On March 2001, the Venezuelan Mining Law Regulations were enacted.

The Mining Law, published in the official gazette No. 36,687, and that currently regulates exploration and exploitation activities of ore resources in the country, is in process of review and amendment by the National Assembly’s Permanent Committee for matters Related to Mines and Energy.  The outcome of this review cannot be determined as of this date.

22.                     Subsequent Events

•                       On January 1, 2007, the Venezuelan Government decreed a Partial Reform to the Law which sets forth the Value Added Tax (VAT), which modified the rate from 14% to 11%; this modification was effective on March 1, 2007, and was published in Official Gazette No. 38,625 dated February 13, 2007.  Subsequently, the amendment of the Value Added Tax Law was published in Official Gazette No. 38,632 dated February 26, 2007, establishing the current rate for the period from March 1 until June 30 2007 under 11%, with a reduction to subsequent to 9% from July 1, 2007 onwards.

•                       In March 2007, the Venezuelan government established that, as from January 1, 2008, the unit of the Venezuelan monetary system (Venezuelan bolivar) will be redenominated at a conversion rate of one-thousand current bolivars to one new bolivar (“bolivar fuerte” or BsF).  Therefore, any amount expressed in local currency before January 1, 2008 will be converted to the new unit (“bolivar fuerte”) on that date by dividing it by one-thousand and rounding it to the nearest cent.  The Central Bank of Venezuela (BCV) drew up an activity schedule to be complied with by

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

financial institutions and companies in general.  In addition, by January 1, 2008, banks and companies in general, both public and private, shall have adapted their information systems to accommodate to the new monetary unit.

•                       On October 3, 2007, the Venezuelan government enacted the Tax on Financial Transactions for Corporations and Entities without Juridical Status.  This tax is levied upon debit or withdrawals made from current and savings accounts, custody deposits or any other type of demand deposits, liquid asset funds, trust funds and other financial market funds or financial instruments transacted by corporations and entities without juridical status with Venezuelan banks and other financial institutions.  Entities qualified as special obligors and debt payments made without the mediation of the financial system are also subject to this tax.  The tax rate was set at 1.5% as from November 1, 2007.

•                       On October 8, 2007, a lawsuit was filed by “Cooperativa de Molineros El Callao II R.L.” and the “Asociación de Molinos Auríferos de El Callao (A.M.A.C.)” against PMG claming the payment of damages for eviction from the mine site in 2.004, for US$10,523,000.  The Court decreed a preventive seizure for US$24,204,651 which was suspended until the Attorney General has been duly notified.  On October 15, 2007 he motion of opposition to the seizure was filed, arguing that the requisites provided in the law for a seizure have not been fulfilled.  In our Lawyer’s opinion, it is more likely than not that the seizure decreed against PMG will not be executed, based on the arguments alleged in the motion of opposition to the seizure.  In any case, it will be possible to post a bond to guarantee the results of the lawsuit, should the motion to suspend go against the Group. However, our legal team believes that this lawsuit will not succeed based on the lack of legal fundamental.

•                       The “Association of Displaced Miners of Coacia” has been requesting the payment of damages due to the eviction from the mine site.  The Group agreed with the Ministry of Basic Industries and Mining (MIBAM), to make a unique payment for the amount of Bs 50.000.000 (US$ 10,000) to each member of the association (a total of 111 people and a total of US$1,110,000).  The present agreement resulted in the cancellation of all the agreements and pre-agreements that had been subscribed between PMG and this Association.

•                       On November 29, 2007 Rusoro Mining (BVI)Ltd. became the owner of the group of companies described herewith.  Until that day the group was part of Gold Fields Netherlands a subsidiary of Gold Fields Mining Ltd of South Africa.

•                       On July 6, 2008, FMO formally abandoned, before the Venezuelan Courts, the nullity action against the PMG shareholders meeting which diluted FMO’s equity stake in PMG from 30% to 0.2%. On August 6, 2008 the Company paid $1 million to FMO to settle the dispute over FMO’s interest in PMG and to transfer, with the acquiescence of FMO, a 5% indilutable share in PMG to CVG Minerven, C.A.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

•                       On December 9, 2008, PMG issued 8,600,000 class A common shares and 163,400,000 class B common shares.  The percentages of equity stake remained unchanged, with CVG Minerven, C.A. 5% and Promotora Minera de Venezuela C.A 95% common shares of PMG.

•                       On July 12, 2008, the Venezuelan Government eliminated the bank debit tax which was in effect since October 3, 2007.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

23.          Differences in generally accepted accounting principles between Canada and the United States of America

A reconciliation of the Company’s balance sheet determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

December 31, 2006

(Thousands of US dollars

	Canadian		US GAAP
	GAAP		adjustments	US GAAP
	$		$	$
Assets
Current assets
Cash and cash equivalents	6,490		—	6,490
Trade and other receivables	6,663		—	6,663
Inventories	5,464		—	5,464
Prepaid expenses	397		—	397
Total current assets	19,014		—	19,014

Plant and equipment	56,255	(a)	(11,397)	44,858
Future income tax assets	5,986	(a)	3,875	9,861
Other non-current assets	167		—	167
Total assets	81,422		(7,522)	73,900

Liabilities
Current liabilities
Trade payable and other payables	109,423		—	109,423
Provisions for other liabilities and charges	3,869		—	3,869
Current income tax liabilities	944		—	944
Other liabilities	2,434		—	2,434
Total current liabilities	116,670		—	116,670

Accrual for employee termination benefits	249		—	249
Provision for restoration and rehabilitation liabilities	3,793		—	3,793
Total liabilities	120,712		—	120,712

Shareholders’ equity
Share capital	27		—	27
Contributed surplus	8,841		—	8,841
Cumulative translation adjustment	22,086	(b)	(22,086)	—
Legal reserve	160		—	160
Accumulated other comprehensive income	—	(a),(b)	24,422	24,422
Accumulated loss	(70,404	)(a)	(9,858)	(80,262)
Total shareholders’ equity	(39,290)		(7,522)	(46,812)
Total liabilities and shareholders’ equity	81,422		(7,522)	73,900

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

A reconciliation of the Company’s balance sheet determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

December 31, 2005 (unaudited)

(Thousands of US dollars)

	Canadian		US GAAP
	GAAP		adjustments	US GAAP
	$		$	$
Assets
Current assets
Cash and cash equivalents	1,024		—	1,024
Trade and other receivables	12,580		—	12,580
Inventories	3,930		—	3,930
Prepaid expenses	367		—	367
Total current assets	17,901		—	17,901

Plant and equipment	57,995	(a)	(5,079)	52,916
Future income tax assets	8,952	(a)	1,728	10,680
Other non-current assets	95		—	95
Total assets	84,943		(3,351)	81,592

Liabilities
Current liabilities
Trade payable and other payables	97,990		—	97,990
Provisions for other liabilities and charges	945		—	945
Total current liabilities	98,935		—	98,935

Accrual for employee termination benefits	135		—	135
Provision for restoration and rehabilitation liabilities	440		—	440
Total liabilities	99,510		—	99,510

Shareholders’ equity
Share capital	27		—	27
Contributed surplus	7,711		—	7,711
Cumulative translation adjustment	9,547	(b)	(9,547)	—
Accumulated other comprehensive income	—	(a),(b)	10,169	10,169
Accumulated loss	(31,852	)(a)	(3,973)	(35,825)
Total shareholders’ equity	(14,567)		(3,351)	(17,918)
Total liabilities and shareholders’ equity	84,943		(3,351)	81,592

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

A reconciliation of the Company’s combined statement of loss and comprehensive loss determined in accordance with Canadian GAAP to that determined under US GAAP is as follows:

Combined summarized statement of loss and comprehensive loss

(Thousands of US dollars)

	Year ending December 31,
	2006	2005
	$	$
		(Unaudited)

Net loss under Canadian GAAP	(38,392)	(14,688)
Deferred exploration expense, net of tax (a)	(5,885)	(2,521)
Net loss under US GAAP	(44,277)	(17,209)

Other comprehensive (loss) income
Unrealized foreign exchange gains on translating self-sustaining foreign operations (b)	14,253	3,275
Total comprehensive loss under US GAAP	(30,024)	(13,934)

Combined summarized statements of cash flows

(Thousands of US dollars)

	Year ending December 31,
	2006	2005
	$	$
		(Unaudited)

Cash flows provided by operating activities under Canadian GAAP	16,095	28,859
Deferred exploration expense	(8,916)	(3,820)
Cash flows provided by operating activities under US GAAP	7,179	25,039

Cash flows used by investing activities under Canadian GAAP	(12,135)	(28,996)
Deferred exploration expense	8,916	3,820
Cash flows used by investing activities under US GAAP	(3,219)	(25,176)

Cash flows provided by financing activities under Canadian and US GAAP	1,130	—

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

Differences between Canadian and US GAAP as they affect the Company’s financial statements are as follows:

a)                  Mineral Properties and Exploration and Development Costs.

Under Canadian GAAP, mineral properties, including exploration, development and acquisition costs, are carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value.

Under U.S. GAAP, mineral property expenditures are expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring the mine into production are capitalized as development costs.

As at January 1, 2005, US$2.8 million thousand of pre-feasibility exploration costs were included in mineral properties for Canadian GAAP. For the years ended December 31, 2006 and 2005, US$8.9 million and US$3.8 million of pre-feasibility exploration costs were capitalized, respectively; for US GAAP, these have been charged to the income statement net of taxes, at the average rate for the respective years.

b)                 Other Comprehensive Income

Under US GAAP, SFAS 130, Reporting Comprehensive Income, establishes rules for the reporting and display of comprehensive income and its components. Comprehensive income is net income, plus certain other items that are recorded directly to shareholders’ equity such as foreign currency translation adjustments and unrealized gains (losses) on available-for-sale securities. A US and Canadian GAAP difference existed prior to the adoption of the new Canadian accounting standard for comprehensive income on January 1, 2007.

As at January 1, 2005, US$7.3 million cumulative translation adjustment was recorded for Canadian GAAP. This has been charged to accumulated comprehensive income under US GAAP. For the years ended December 31, 2006 and 2005, US$12.5 million and US$2.3 million relating to the translation of the self-sustaining subsidiary was recorded to cumulative transaction adjustment respectively; for US GAAP, these have amounts been charged to other comprehensive loss in the respective years.

c)                  Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, classification, interest

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

and penalties, accounting in interim periods, disclosures, and transition. The adoption of FIN 48 did not have any effect on the Company’s financial position, cash flows or results from operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This statement defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Liabilities - Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure certain financial assets and liabilities at fair value (the “fair value option”). Unrealized gains and losses, arising subsequent to adoption, are reported in earnings. The Company is required to adopt SFAS 159 in the first quarter of 2008. The Company is currently evaluating the impact, if any, that the implementation SFAS 159 will have on the Company’s results of operations or financial position. The Company is currently evaluating the impact, if any, that the implementation SFAS 157 will have on the Company’s results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquire and the goodwill acquired. SFAS 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 141(R) on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on its consolidated financial statements.

Promotora Minera de Guayana, S.A.

and its related Companies

Notes to the Combined Financial Statements

December 31, 2006

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This statement requires enhanced disclosures about an entity’s derivative and hedging activities and how derivatives and hedging activities affect a company’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 161 on its consolidated financial statements.

The recent SEC and FASB interpretations relate to FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock. In late June 2008, FASB released EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which provides further guidance on the accounting treatment for certain equity instruments with elements of foreign currency risk.

EITF 07-5 is effective for interim and annual financial statements related to fiscal years beginning after December 15, 2008, and earlier adoption is not permitted. The Company is currently evaluating the potential impact, if any, of the adoption of EITF 00-19 on its consolidated financial statements.